AIMCO 4th Quarter 2004

Denver, Colorado — February 9, 2005

Apartment Investment and Management Company Announces Fourth Quarter 2004 Results

SUMMARY FINANCIAL RESULTS Apartment Investment and Management Company (Aimco) (NYSE:AIV) announced fourth quarter 2004 results including:

Net income was $72.3 million, compared with $37.2 million in the fourth quarter 2003. The $35.1 million increase in net income is primarily a result of an increase in net gains on dispositions of real estate (net of impairment losses, income tax and minority interests and including dispositions of real estate related to unconsolidated entities) totaling $45.0 million, somewhat offset by $16.9 million higher depreciation. Earnings per share (EPS) was $0.53 on a diluted basis, compared with $0.19 in the fourth quarter 2003, based on net income attributable to common shareholders.

Funds from operations (diluted) (FFO; a non-GAAP financial measure defined in the glossary in the Supplemental Information (the Glossary)) was $67.6 million, or $0.72 per share, compared with $67.9 million, or $0.72 per share, in the fourth quarter 2003. These FFO results were calculated in accordance with the definition of FFO prescribed by the National Association of Real Estate Investment Trusts (NAREIT).

Adjusted funds from operations (diluted) (AFFO; a non-GAAP financial measure defined in the Glossary) was $47.0 million, or $0.50 per share, compared with $56.0 million, or $0.58 per share, in the fourth quarter 2003. AFFO includes deductions of $0.22 and $0.18 per share for capital replacement expenditures in the fourth quarter 2004 and fourth quarter 2003, respectively.

DILUTED PER SHARE RESULTS
	Fourth Quarter		Full Year
	2004	2003	2004	2003

Earnings — EPS	$0.53	$0.19	$1.88	$0.70

Funds from operations — FFO	$0.72	$0.72	$2.79	$3.23

FFO before impairment and preferred redemption charges	$0.72	$0.76	$2.93	$3.44

Adjusted funds from operations — AFFO	$0.50	$0.58	$2.19	$2.59

Apartment Investment and Management Company Fourth Quarter 2004 — Page 2

Management Comments

Chairman and Chief Executive Officer Terry Considine comments: “Aimco had a good quarter. Its ‘Same Store’ rental revenue continued its recovery and equaled the level achieved in the fourth quarter 2002. Aimco Capital continued to build its business of owning affordable properties and developing them with tax credit equity. Aimco strengthened its balance sheet, increased its liquidity, and lowered its weighted average cost of capital.”

Mr. Considine adds: “We look for further progress in 2005 with a strengthening economy and further refinement and experience with our business plans and objectives.”

Chief Financial Officer Paul McAuliffe comments: “Fourth quarter FFO of $0.72 per share met the high end of guidance, while AFFO per share was lower than expected due to higher capital replacement expenditures. Results for the quarter included a net benefit of less than one cent per share for items not considered in guidance. With regard to 2005, FFO guidance is $2.80 to $3.05 per share with ‘Same Store’ NOI projected to increase 4.0% to 6.5%.” For further details, please refer to Aimco’s Outlook for 2005 on page 11.

Business Components – Conventional Operations and Aimco Capital

CONVENTIONAL REAL ESTATE OPERATIONS — Conventional real estate operations include Aimco’s diversified portfolio of market rate apartment communities. At year-end, this portfolio had 591 properties with 164,807 units in which Aimco had a weighted average 81% ownership. During the fourth quarter 2004, conventional real estate operations generated free cash flow (FCF; a non-GAAP financial measure defined in the Glossary and presented and reconciled to GAAP on Supplemental Schedule 2) of $142.4 million. Conventional operations also generated property management income of $1.3 million, principally from unconsolidated partnerships, and $4.0 million from activity and asset management income.

“Same Store” Results

The “Same Store” portfolio is a sub-set of total conventional properties. In the fourth quarter 2004, the “Same Store” portfolio included 532 communities with 121,149 effective units based on Aimco’s weighted average ownership of 81.4% (see Supplemental Schedules 6a through 7).

Comparing “Same Store” results in the fourth quarter 2004 with the fourth quarter 2003, total revenue increased $6.3 million or 2.5%. The increase in revenue was generated by higher average rent, up $13 per unit or 2%, from $717 per unit to $730 per unit and from lower bad debt, down $1.8 million. Occupancy was comparable at 91.5% in the fourth quarter 2004 and 91.6% in the fourth quarter 2003. “Same Store” expenses of $115.9 million increased by $10.1 million, or 9.5%, compared with the fourth quarter 2003. Increased expenses included: $6.0 million primarily due to increased staffing and compensation to support leasing and maintenance activities; $1.2 million higher utilities expense due to increased natural gas rates; $0.8 million higher marketing expenses; and $1.5 million higher insurance expense. “Same Store” portfolio net operating income was $147.4 million for the fourth quarter 2004, down 2.5% from the fourth quarter 2003.

Apartment Investment and Management Company Fourth Quarter 2004 — Page 3

SAME STORE OPERATING RESULTS
	Fourth Quarter					Full Year
	Year-over-year			Sequential
	2004	2003	Variance	3rd Qtr	Variance	2004	2003	Variance
Same Store Operating Measures:
Average Physical Occupancy	91.5%	91.6%	-10 bp	92.9%	-140 bp	90.3%	91.9%	-160 bp
Average Rent/unit	$730	$717	1.8%	$712	2.5%	$721	$721	—
Total Same Store
Revenue	$263.3	$257.0	2.5%	$260.9	0.9%	$1,005	$1,011	-0.6%
Expenses	(115.9)	(105.8)	9.5%	(117.6)	-1.4%	(441)	(417)	5.8%

NOI ($mm)	$147.4	$151.2	-2.5%	$143.3	2.8%	$564	$594	-5.1%

(1)	Aimco reports occupancy as of the end of the month. Average occupancy for a quarter is the arithmetic average of the three month end occupancies. Average rent per unit is calculated based on average occupancy for the quarter. If average occupancy had been calculated on a daily average, fourth quarter occupancy would have been 91.3% and average rent per unit $732.

Comparing “Same Store” results on a sequential basis, total revenue increased $2.4 million in the fourth quarter 2004 compared with the third quarter 2004, driven primarily by a 2.5% increase in average rent per unit from $712 to $730 partially offset by a 140 basis point decline in average occupancy. Expenses decreased $1.6 million and included a reduction in controllable operating expenses of $4.8 million, primarily from lower resident turnover, lower seasonal maintenance and lower utilities expense. The lower controllable expenses were largely offset by higher property taxes. Net operating income increased $4.1 million, or 2.8%, on a sequential basis.

Comparing the full year 2004 with 2003, “Same Store” revenue declined $6 million, or 0.6%, to $1,005 million from $1,011 million. “Same Store” expenses increased $24 million, or 5.8%, from $417 million to $441 million and NOI declined $30 million, or 5.1%.

AIMCO CAPITAL — Aimco Capital oversees affordable property operations, asset management and transactional activities, and is led by a management team dedicated to this sector. Aimco is among the largest owners and operators of affordable properties in the United States. During the fourth quarter 2004, affordable property operations included 415 properties with 49,853 units. Aimco has a weighted average 40% ownership in its affordable properties. Occupancy and rents in the affordable sector were stable and ended the fourth quarter 2004 at 95.1% and $651, respectively, up slightly from the first nine months of 2004. In the fourth quarter, Aimco Capital generated net operating income of $20.7 million from property operations, $2.7 million from property management income and $3.9 million from activity and asset management income. For the full year, Aimco Capital generated net operating income of $81.1 million from property operations, $16.3 million from property management and $18.5 million from activity and asset management.

Apartment Investment and Management Company Fourth Quarter 2004 — Page 4

Portfolio Management and Redevelopment Activity

ACQUISITIONS — Aimco made three acquisitions during the fourth quarter 2004 for a total purchase price of $62 million (Aimco share $33 million). The properties include: Hyde Park, a 155-unit high-rise located in Chicago, Illinois purchased for $19 million; and two university communities, one located at Duke University in Durham, North Carolina and the second located at The University of Notre Dame in South Bend, Indiana. The university community acquisitions were purchased under Aimco’s joint venture with CalSTRS (California State Teachers’ Retirement System) in which Aimco has a one-third interest. During the fourth quarter, Aimco also purchased for an aggregate of $19 million additional limited partnership interests in 54 partnerships that own 129 properties. For the full year 2004, Aimco acquired 13 properties for $404 million (Aimco share $375 million) and purchased additional limited partnership interests for $39 million. See Supplemental Schedule 8 for additional information on acquisition activity.

DISPOSITIONS – Strategic sales: Aimco completed four strategic property sales for gross proceeds of $279 million (Aimco share $191 million) at an average 4.3% cap rate and $219,000 per unit. Aimco’s share of net proceeds from strategic property sales after payment of property debt and transaction costs was $99 million. “Strategic sales” include sales of properties suitable for conversion to condominiums or other properties that allow Aimco to take advantage of current market conditions and obtain favorable pricing. These sales included: Grosvenor House, a 405-unit high-rise located in Rockville, Maryland; Briar Bay Racquet Club, a 194-unit mid-rise located in Miami, Florida; Villa Azure, a 624-unit high-end community located in Los Angeles, California; and Topanga 49, a 49-unit townhome community located in Chatsworth, California. For the full year 2004, Aimco sold seven core properties and sold one land parcel for gross proceeds of $751 million (Aimco share $605 million) at an average cap rate of 4.2% and $212,000 per unit.

Non-core sales: Aimco regularly reviews its portfolio to identify properties that do not meet its long-term investment criteria. Aimco considers these properties as “Non-Core” (defined in the Glossary) and seeks to hold them over the intermediate term.

In addition to strategic sales discussed above, in the fourth quarter 2004, Aimco sold 14 non-core conventional properties and 21 affordable properties with 3,376 and 2,484 units, respectively, for $220 million in gross proceeds (Aimco share $141 million). Aimco’s share of net proceeds after payment of property debt and transaction costs was $61 million. For the full year 2004, Aimco sold 40 non-core conventional properties for gross proceeds of $358 million (Aimco share $265 million) and 60 affordable properties for gross proceeds of $248 million (Aimco share $99 million). See Supplemental Schedule 8 for additional information on disposition activity.

GAIN ON DISPOSITIONS — Aimco’s property dispositions resulted in total gains on dispositions of real estate (including gains from sales of unconsolidated entities, land sale gains and discontinued operations), net of related taxes, of $78.5 million for the fourth quarter 2004, compared with a gain of $28.3 million for the fourth quarter 2003. Total gains for the fourth quarter 2004 included $54.5 million from strategic property sales and $24.0 million from non-core property sales. For the full year 2004, total gains on dispositions of real estate, net of related taxes, was $302.6 million ($240.8 million from strategic property sales and $61.8 million from non-core property sales) compared with $92.9 million in 2003.

REDEVELOPMENT ACTIVITY — At year-end, Aimco’s Redevelopment and Construction Services groups had 34 projects at various stages of redevelopment, including 22 conventional

Apartment Investment and Management Company Fourth Quarter 2004 — Page 5

projects and 12 affordable projects. During 2004, redevelopment expenditures totaled $137 million (Aimco share $89 million) and one major project and three moderate projects were completed. Further information on redevelopment projects is provided in Supplemental Schedule 10.

ENTITLEMENT ACTIVITY – During the fourth quarter, among other projects, Aimco continued to work on rezoning the Lincoln Place property located in Venice Beach, California and the Spring Hill Lake property located in Greenbelt, Maryland.

Additional Financial Information

PROPERTY MANAGEMENT INCOME — Income from property management is generated from management of properties in which Aimco has unconsolidated interests. Property management income was $4.0 million in the fourth quarter 2004 compared with $7.4 million in the fourth quarter 2003. Property management income declined due to newly consolidated properties and sales of unconsolidated properties that generated management income as well as due to a $0.9 million year-end management fee true-up. For the full year 2004, property management income totaled $23.3 million compared with $29.9 million in 2003.

ACTIVITY FEE AND ASSET MANAGEMENT INCOME — Activity fees are generated from transactional activities including dispositions, refinancings, tax credit syndications and redevelopment, and are earned primarily by Aimco Capital. Asset management income is earned by Aimco Capital from the financial management of properties, rather than management of day-to-day operations. Activity fee and asset management income from both conventional and Aimco Capital operations was $7.9 million in the fourth quarter 2004 compared with $5.5 million in the fourth quarter 2003. For the full year 2004, activity fee and asset management income totaled $23.0 million compared with $11.8 million in 2003. The amount of this income may vary each quarter depending upon the nature and timing of transactional activity.

INTEREST INCOME — Interest income (which includes transactional accretion income of $1.6 million) was $7.3 million for the fourth quarter, an increase of $0.6 million compared with the fourth quarter 2003. The increase is primarily due to accretion income in the fourth quarter 2004 compared with the fourth quarter 2003. Interest income is generated from notes receivable totaling $197.0 million at December 31, 2004. For the full year, interest income totaled $32.5 million compared with $24.8 million in 2003.

DEBT ACTIVITY — During the fourth quarter 2004, Aimco closed 21 mortgage loans, including 20 refinancings of existing mortgage debt and one new mortgage on a newly acquired property. Total proceeds were $132.5 million at a weighted average interest rate of 5.27%. After repayment of existing debt, transaction costs, distributions to limited partners and funding the acquisition totaling $118.7 million, Aimco’s share of net proceeds was $13.8 million.

During the fourth quarter 2004, Aimco reduced its variable rate corporate debt by $49.7 million from $418.4 million to $368.7 million. At year-end Aimco’s revolving credit facility was reduced to $68.7 million, leaving $381.3 million (less $23.1 million in outstanding letters of credit) in available capacity. Please refer to Schedule 5 of the Supplemental Information for more detail on debt activity.

Apartment Investment and Management Company Fourth Quarter 2004 — Page 6

INTEREST EXPENSE — Consolidated interest expense was $90.9 million for the fourth quarter 2004, an increase of $3.4 million from $87.5 million in the fourth quarter 2003. The increase in interest expense is primarily the result of: (i) $5.1 million due to increased property debt balances, partially offset by a lower weighted average interest rate on property debt; and (ii) $1.4 million in non-recurring charges in connection with the November 2004 corporate debt modification; partially offset by (iii) $3.1 million in higher capitalized interest due to redevelopment. Interest expense for the full year was $366.6 million compared with $341.8 million in 2003.

PREFERRED STOCK ACTIVITY — As previously announced on December 22, 2004, Aimco completed the public offering of 3.45 million shares of its 7.875% Class Y Cumulative Preferred Stock for gross proceeds of $86.25 million as well as the redemption of the remaining shares of its 8.75% Class D Cumulative Preferred Stock (Class D), which was completed on January 21, 2005. The Class D redemptions made in November and January had redemption prices (including accrued and unpaid dividends) of $36.25 million and $31.25 million, respectively. In January 2005, Aimco also redeemed the remaining Trust Based Convertible Preferred Securities, or TOPRS, for $15.02 million.

G&A – General and administrative expenses for the fourth quarter 2004 of $23.5 million were up compared with $20.9 million in the fourth quarter 2003. The year-over-year increase is primarily due to higher year-end variable compensation. For the full year 2004, general and administrative expenses were $78.1 million compared with $48.7 million in 2003, with the increase primarily due to increased staffing levels, higher variable compensation, a new health care plan, and legal and compliance costs.

Outlook

For the first quarter 2005, FFO is forecast to range from $0.65 to $0.70 per share, and AFFO is forecast to range from $0.47 to $0.53 per share. The first quarter FFO forecast includes $0.01 per share charge for Topic D-42 preferred stock issuance costs for the Class D redemption. Before this charge, the FFO forecast would be $0.66 to $0.71 per share

For the full year 2005, FFO is forecast to range from $2.80 to $3.05 per share and AFFO is forecast to range from $2.05 to $2.25 per share. Please refer to the Outlook Schedule for more detail on the first quarter and full year 2005, which follows the Consolidated Financial Statements in this release.

Dividends on Common Stock

As announced on January 28, 2005, the Aimco Board of Directors declared a quarterly cash dividend of $0.60 per share of Class A Common Stock for the quarter ended December 31, 2004, payable on February 28, 2005 to stockholders of record on February 18, 2005. The dividend represents 120% of AFFO (diluted) and 83% of FFO (diluted), on a per share basis, for the quarter ended December 31, 2004 and a 6.75% annualized yield based on the $35.55 closing price of Aimco’s Class A Common Stock on January 27, 2005.

Apartment Investment and Management Company Fourth Quarter 2004 — Page 7

Earnings Conference Call

Please join Aimco management for the Fourth Quarter 2004 earnings conference call to be held Wednesday, February 9, 2005 at 3:00 p.m. Eastern Time. You may join the conference call through an Internet audiocast via Aimco’s Website at www.aimco.com/about/financial/4Q2004.asp, then click on the Webcast link. Alternatively, you may join the conference call by telephone by dialing 800-218-0204, or 303-262-2130 for international callers. Please call approximately five minutes before the conference call is scheduled to begin and indicate that you wish to join the Apartment Investment and Management Company Fourth Quarter 2004 earnings conference call. If you are unable to join the live conference call, you may access the replay for 30 days on Aimco’s Website or by dialing 800-405-2236 (303-590-3000 for international callers) and using access code 11021235#.

Supplemental Information

The Supplemental Information referenced in this release is available at Aimco’s Website at the link www.aimco.com/about/financial/4Q2004.asp or by calling Investor Relations at 303-691-4350.

Forward-looking Statements

This earnings release and Supplemental Information contain forward-looking statements, including statements regarding projected results. These forward-looking statements are based on certain risks and uncertainties, including but not limited to Aimco’s ability to improve upon current occupancy, rent levels and “Same Store” results and the economic environment in which Aimco operates. Actual results may differ materially from those described in these forward-looking statements and will be affected by a variety of risks and factors including, without limitation: national and local economic conditions; the general level of interest rates; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; financial risks, including the risk that Aimco’s cash flows from operations may be insufficient to meet required payments of principal and interest; real estate risks, including variations of real estate values and the general economic climate in local markets and competition for tenants in such markets; acquisition and development risks, including failure of such acquisitions to perform in accordance with projections; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs that may be incurred due to necessary remediation of contamination or properties presently owned or previously owned by Aimco. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances.

About Aimco

Aimco is a real estate investment trust headquartered in Denver, Colorado that owns and operates a geographically diversified portfolio of apartment communities through 21 regional operating centers. Aimco, through its subsidiaries, operates nearly 1,500 properties, including approximately 264,000 apartment units, and serves approximately one million residents each year. Aimco’s properties are located in 47 states, the District of Columbia and Puerto Rico. Aimco common shares are included in the S&P 500.

GAAP Income Statements

Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2004	2003	2004	2003
REVENUES:
Rental and other property revenues	$367,545	$335,193	$1,401,653	$1,336,515
Property management revenues, primarily from affiliates	6,429	9,494	32,461	37,992
Activity fees and asset management revenues, primarily from affiliates	10,420	8,014	34,801	20,198

Total revenues	384,394	352,701	1,468,915	1,394,705

EXPENSES:
Property operating expenses	178,468	146,259	668,807	585,185
Property management expenses	2,462	2,103	9,199	8,106
Activity and asset management expenses	2,503	2,557	11,802	8,367
Depreciation and amortization	103,295	86,350	368,844	331,609
General and administrative expenses	23,481	20,868	78,093	48,670
Other expenses (income), net	4,702	2,910	3,412	(6,251)

Total expenses	314,911	261,047	1,140,157	975,686

Operating income	69,483	91,654	328,758	419,019
Interest income	7,307	6,704	32,470	24,824
Recovery of (provision for) losses on notes receivable	3,538	(718)	1,765	(2,183)
Interest expense	(90,856)	(87,515)	(366,617)	(341,771)
Deficit distributions to minority partners	(3,170)	(1,744)	(18,007)	(22,629)
Equity in earnings (losses) of unconsolidated real estate partnerships	1,901	156	(1,768)	(6,428)
Impairment loss on investment in unconsolidated real estate partnerships	(1,110)	(4,122)	(3,426)	(4,122)
Gain on dispositions of real estate related to unconsolidated entities and other	27,400	969	68,634	3,178

Income before minority interests, discontinued operations and cumulative effect of change in accounting principle	14,493	5,384	41,809	69,888
Minority interests:
Minority interest in consolidated real estate partnerships	10,347	3,070	17,304	(147)
Minority interest in Aimco Operating Partnership, preferred [a]	(1,950)	(1,985)	(7,858)	(9,312)
Minority interest in Aimco Operating Partnership, common [a]	298	1,499	4,441	3,719

Total minority interests	8,695	2,584	13,887	(5,740)

Income from continuing operations	23,188	7,968	55,696	64,148
Income from discontinued operations, net [b]	49,087	29,201	211,758	94,709

Income before cumulative effect of change in accounting principle	72,275	37,169	267,454	158,857
Cumulative effect of change in accounting principle	—	—	(3,957)	—

Net income	72,275	37,169	263,497	158,857
Net income attributable to preferred stockholders	22,497	19,533	88,804	93,565

Net income attributable to common stockholders	$49,778	$17,636	$174,693	$65,292

Weighted average number of common shares outstanding	93,347	93,122	93,118	92,850

Weighted average number of common shares and common share equivalents outstanding	93,678	93,122	93,118	92,850

Earnings (loss) per common share — basic:
Income (loss) from continuing operations (net of preferred dividends)	$0.01	$(0.12)	$(0.36)	$(0.32)
Income from discontinued operations	0.52	0.31	2.28	1.02
Cumulative effect of change in accounting principle	—	—	(0.04)	—

Net income attributable to common stockholders	$0.53	$0.19	$1.88	$0.70

Earnings (loss) per common share — diluted:
Income (loss) from continuing operations (net of preferred dividends)	$0.01	$(0.12)	$(0.36)	$(0.32)
Income from discontinued operations	0.52	0.31	2.28	1.02
Cumulative effect of change in accounting principle	—	—	(0.04)	—

Net income attributable to common stockholders	$0.53	$0.19	$1.88	$0.70

[a]	The Aimco Operating Partnership is AIMCO Properties, L.P., the operating partnership in Aimco’s UPREIT structure

[b]	Income from discontinued operations of consolidated properties is broken down as follows (in thousands):

	Quarter Ended	Quarter Ended	Year Ended	Year Ended
	31-Dec-04	31-Dec-03	31-Dec-04	31-Dec-03
Income (loss) from operations	$561	$(646)	$6,562	$15,373
Gain on dispositions of real estate, net of minority partners’ interest	53,894	34,390	249,944	101,849
Recovery of impairment (impairment loss) on real estate assets sold or held for sale, net of minority partners’ interest	2,653	(431)	(7,289)	(8,991)
Recovery of deficit distributions to minority partners	625	6,647	3,863	10,686
Income tax arising from disposals	(2,780)	(7,022)	(16,015)	(12,134)
Minority interest in Aimco Operating Partnership	(5,866)	(3,737)	(25,307)	(12,074)

Income from discontinued operations	$49,087	$29,201	$211,758	$94,709

GAAP Balance Sheets

Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of	As of
	December 31, 2004	December 31, 2003
ASSETS
Buildings and improvements	$8,588,649	$7,887,573
Land	2,211,109	1,959,382
Accumulated depreciation	(2,014,712)	(1,701,512)

TOTAL REAL ESTATE	8,785,046	8,145,443
Cash and cash equivalents	105,343	114,432
Restricted cash	269,368	242,066
Accounts receivable	75,044	64,341
Accounts receivable from affiliates	39,216	55,003
Deferred financing costs	72,426	69,402
Notes receivable from unconsolidated real estate partnerships	165,289	139,930
Notes receivable from non-affiliates	31,716	68,771
Investment in unconsolidated real estate partnerships	188,137	230,054
Other assets	287,381	266,685
Assets held for sale	53,275	691,267

TOTAL ASSETS	$10,072,241	$10,087,394

LIABILITIES AND STOCKHOLDERS’ EQUITY
Secured tax-exempt bond financing	$1,133,794	$1,064,250
Secured notes payable	4,470,859	4,118,445
Mandatorily redeemable preferred securities	15,019	113,619
Term loans	300,000	354,387
Credit facility	68,700	81,000

TOTAL INDEBTEDNESS	5,988,372	5,731,701
Accounts payable	34,663	30,765
Accrued liabilities and other	400,971	366,644
Deferred income	47,203	25,573
Security deposits	38,063	38,099
Deferred income taxes payable, net	20,139	19,993
Liabilities related to assets held for sale	50,829	515,595

TOTAL LIABILITIES	6,580,240	6,728,370

Minority interest in consolidated real estate partnerships	211,804	194,462
Minority interest in Aimco Operating Partnership	272,037	303,905
STOCKHOLDERS’ EQUITY
Class A Common Stock	949	939
Additional paid-in capital	3,070,073	3,053,312
Perpetual preferred stock	891,500	555,250
Convertible preferred stock	150,000	299,992
Distributions in excess of earnings	(1,047,897)	(998,018)
Unvested restricted stock	(19,740)	(10,772)
Notes due on common stock purchases	(36,725)	(40,046)

TOTAL STOCKHOLDERS’ EQUITY	3,008,160	2,860,657

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,072,241	$10,087,394

GAAP Statements of Cash Flows

Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended	Year Ended
	December 31, 2004	December 31, 2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$263,497	$158,857
Depreciation and amortization	368,844	331,609
Adjustments to net income from discontinued operations	(206,883)	(47,660)
Other adjustments to reconcile net income	(43,374)	35,719
Changes in operating assets and liabilities	(16,561)	(14,646)

Net cash provided by operating activities	365,523	463,879

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of real estate	(228,381)	(126,046)
Capital expenditures	(301,937)	(245,528)
Proceeds from dispositions of real estate	925,436	675,999
Purchases of general and limited partnership interests and other assets	(104,441)	(51,356)
Originations of notes receivable from unconsolidated real estate partnerships	(76,157)	(71,969)
Proceeds from repayment of notes receivable	79,599	60,576
Distributions received from investments in unconsolidated real estate partnerships	72,160	64,046
Other investing activities	(29,366)	(27,439)

Net cash provided by investing activities	336,913	278,283

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from secured notes payable borrowings	501,611	445,793
Principal repayments on secured notes payable	(728,084)	(755,786)
Proceeds from tax-exempt bond financing	69,471	14,505
Principal repayments on tax-exempt bond financing	(188,577)	(77,793)
Net borrowings (paydowns) on term loans and revolving credit facility	(66,687)	29,376
Proceeds from other borrowings	38,871	—
Proceeds from issuance (redemption) of mandatorily redeemable preferred securities	(98,875)	97,250
Proceeds from issuance of preferred stock	359,672	144,808
Redemption of preferred stock	(186,093)	(239,770)
Payment of Class A Common Stock dividends	(225,902)	(285,054)
Payment of preferred stock dividends	(83,984)	(87,599)
Contributions from minority interest	44,292	100,684
Payment of distributions to minority interest	(119,056)	(107,964)
Other financing activities	(28,184)	(5,733)

Net cash used in financing activities	(711,525)	(727,283)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(9,089)	14,879
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	114,432	99,553

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$105,343	$114,432

Outlook and Forward
Looking Statement
First Quarter and Full Year 2005
(unaudited)

The Outlook information provided on this Schedule contains information that is forward-looking, including statements concerning projected first quarter and full year 2005 results. These forward-looking statements are based on current expectations, estimates, and projections about the markets and the industry in which Aimco operates as well as management’s beliefs and assumptions. These forward-looking statements are also based on certain risks and uncertainties, including but not limited to Aimco’s ability to improve upon current occupancy, rent levels and “same store” results and the economic environment in which Aimco operates. Actual results may differ materially from those described in these forward-looking statements and will be affected by a variety of risks and factors including, without limitation: national and local economic conditions; the general level of interest rates; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; financing risks, including the risk that Aimco’s cash flows from operations may be insufficient to meet required payments of principal and interest; real estate risks, including variations of real estate values and the general economic climate in local markets and competition for tenants in such markets; acquisition and development risks, including failure of such acquisitions to perform in accordance with projections; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. Readers should carefully review Aimco’s financial statements and notes thereto, as well as the risk factors described in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2003 and the other documents Aimco files from time to time with the Securities and Exchange Commission.

	First Quarter 2005	Full Year 2005
GAAP Earnings per share (1)	-$0.21 to -$0.16	-$0.63 to -$0.38
Add: Depreciation and other	$0.86	$3.43
FFO per share (2)	$0.65 to $0.70	$2.80 to $3.05
FFO per share before adjustments (3)	$0.66 to $0.71	$2.81 to $3.06
AFFO per share	$0.47 to $0.53	$2.05 to $2.25
2005 Same Store Operating Assumptions
Expected physical occupancy (weighted average) (4)	90.5% to 91.5%	91.5% to 93.0%
NOI change — sequential and 2005 vs. 2004	0% to -2.5%	4.0% to 6.5%
Gross dispositions (5)		$500M to $550M	(Aimco Share $325M - $375M)
Gross acquisitions (6)		$450M to $500M	(Aimco Share $450M - $500M)

(1) Aimco’s earnings per share guidance does not include estimates for (i) gain on dispositions or impairment losses due to the unpredictable timing of transactions or (ii) deferred costs recognized on early repayment of debt or redemption related preferred stock issuance charges.

(2) FFO per share (based on the NAREIT definition) includes redemption related preferred stock issuance charges of $1.1 million for the Preferred Class D redemption.

(3) FFO per share before adjustments represents FFO before impairments and redemption related preferred stock issuance charges.

(4) The expected occupancy above is based on a daily weighted average calculation. Previously, Aimco had calculated weighted average occupancy for a quarter by the arithmetic average of the three month-end occupancies.

(5) Aimco anticipates gross sales proceeds of $500 to $550 million for 2005 ($325 to $350 million related to conventional properties and $175 to $200 million related to affordable properties). Aimco share of proceeds is expected to be $325 to $375 million ($275 to $315 million related to conventional properties and $50 to $60 million related to affordable properties). Aimco estimates that its share of cash from these dispositions, net of mortgage debt and third-party equity interests, will be $120 to $150 million ($100 to $125 million related to conventional properties and $20 to $25 million related to affordable properties).

(6) Gross acquisitions include property acquisitions, limited partnership acquisitions, preferred stock redemptions and common stock repurchases.

AIMCO 4th Quarter 2004
Financial Statements and Supplemental Information

TABLE OF CONTENTS

Glossary

Schedule 1 – Funds From Operations and Adjusted Funds From Operations

Schedule 2a – Business Component Proportionate Income Statement Presentation, Q4

Schedule 2b – Business Component Proportionate Income Statement, Year-to-date

Schedule 3 – Business Component Proportionate Balance Sheet Presentation

Schedule 4 – Share Data

Schedule 5 – Selected Debt Information

Schedule 6a – Same Store Sales (Q4 2004 v. Q4 2003)

Schedule 6b – Same Store Sales (Q4 2004 v. Q3 2004)

Schedule 6c – Same Store Sales (2004 v. 2003)

Schedule 7 – Selected Portfolio Performance Data

Schedule 8 – Property Sales Activity

Schedule 9 – Capital Expenditures

Schedule 10 – Summary of 2004 Redevelopment Activity

Schedule 11 – Apartment Unit Summary

GLOSSARY OF NON-GAAP FINANCIAL AND OPERATING MEASURES: Financial and operating measures found in the Earnings Release and Supplemental Information include certain financial measures used by Aimco management that are not calculated in accordance with generally accepted accounting principles, or GAAP. These measures are defined below and, where appropriate, reconciled on the accompanying Supplemental Schedules to the most comparable GAAP measures.

ACQUISITION PROPERTIES: Consolidated properties owned less than one year as of the beginning of the most recent quarter.

AFFORDABLE PROPERTIES: Affordable properties benefit from government programs designed to pay rental income on behalf of people with low or moderate incomes and includes properties that were owned for all periods presented.

ADJUSTED FUNDS FROM OPERATIONS (AFFO): AFFO is FFO (diluted) less Capital Replacement expenditures, plus non-cash charges for redemption related preferred stock issuance costs and impairment losses, all of which are adjusted for the Aimco operating partnership’s share (AIMCO Properties, L.P.). Similar to FFO, AFFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. From the second quarter 2002 through the fourth quarter 2003, the calculation of AFFO also deducted Capital Enhancements (CE) expenditures. CE was Aimco’s categorization of expenditures made to improve Aimco’s assets by adding a new feature or revenue source; however, as part of changes effective as of the first quarter 2004, these expenditures are included within the capital improvements category. Capital improvement expenditures are not deducted in the calculation of AFFO and FCF.

Please see Supplemental Schedule I for AFFO data reconciled to net income as determined in accordance with GAAP.

CAPITAL IMPROVEMENTS (CI): As of the first quarter 2004, CI expenditures include all non-redevelopment capital expenditures that are made to enhance the value, profitability or useful life of an asset from its original purchase condition. This category combines certain of Aimco’s prior capital expenditure categories. This new classification, along with Capital Replacements, is intended to be simpler to apply, allow more discrete differentiation between categories, facilitate sound economic decisions, and assist investors and analysts in better understanding capital spending.

CI expenditures are a component of capital expenditures in the GAAP Statement of Cash Flows.

CAPITAL REPLACEMENTS (CR): CR expenditures do not increase the value, profitability or useful life of an asset from its original purchase condition. They represent the share of expenditures that are deemed to replace the consumed portion of acquired capital assets. CR expenditures are deducted in the calculation of AFFO and FCF. Effective January 1, 2004 Aimco refined its methodology in calculating CR. Please refer to Schedule 9 for further detail.

CR expenditures are a component of Capital expenditures in the GAAP Statement of Cash Flows.

CORE PROPERTIES: Conventional properties located in selected markets that Aimco intends to hold and improve over the long-term.

EFFECTIVE UNITS: Unit count at 100% ownership multiplied by Aimco’s ownership share.

FREE CASH FLOW (FCF): FCF, as defined by Aimco, is net operating income from real estate minus CR spending. FCF also includes cash flows generated from the investment management business, interest income, general and administrative expenses, provision for or recovery of losses on notes receivable and other expenses (income), net incurred by Aimco. FCF measures profitability of operations and is prior to the cost of capital. Because Aimco has substantial unconsolidated real estate interests, it is useful for management and investors to understand, in addition to consolidated cash flows, cash flows related to Aimco’s unconsolidated real estate holdings.

Please see Supplemental Schedule 2 for FCF data reconciled to net income as determined in accordance with GAAP.

FUNDS FROM OPERATIONS (FFO): FFO is a commonly used measure of REIT performance defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income, computed in accordance with GAAP, excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Aimco computes FFO in accordance with the guidance set forth by NAREIT’s April 1, 2002 White Paper. Aimco calculates FFO (diluted) by subtracting redemption related preferred stock issuance costs and dividends on preferred stock, adding back dividends/distributions on dilutive preferred securities and adding back the interest expense on dilutive mandatorily redeemable convertible preferred securities. FFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. There can be no assurance that Aimco’s method for computing FFO is comparable with that of other real estate investment trusts.

Please see Supplemental Schedule 1 for FFO data reconciled to net income as determined in accordance with GAAP.

NON-CORE PROPERTIES: Properties located in markets that are not considered selected markets or in less favored locations within selected markets, which Aimco intends to hold for the intermediate term.

OTHER EXPENSES (INCOME), NET: Other expenses (income), net includes tax provision/benefit, franchise taxes, risk management activities related to our unconsolidated partnerships and partnership expenses (partnership level expenses incurred directly or indirectly for services such as audit, tax and legal.)

OTHER PROPERTIES: Properties that are not multi-family such as commercial properties or fitness facilities.

REDEVELOPMENT PROPERTIES: Properties where (1) a substantial number of available units have been vacated for major renovations or have not been stabilized in occupancy for at least one year as of the earliest period presented, or (2) other significant renovation, such as exteriors, common areas or unit improvements (done upon lease expirations), is underway or has been complete for less than one year, as of the earliest period presented. In both cases the properties have been removed from the Same Store portfolio.

SAME STORE: Same Store is used commonly to describe conventional properties in which Aimco’s ownership exceeds 10% and that have reached a stabilized level of occupancy during both the current and comparable prior year period. These results measure operating performance without variations caused by investment transactions.

Aimco provides data for consolidated Same Store properties as well as its proportionate share of consolidated and unconsolidated Same Store properties. To ensure comparability, the information for all periods shown is based on current period ownership.

Please see Supplemental Schedules 6a through 6c for Same Store data reconciled to rental and other property revenues and property operating expense as determined in accordance with GAAP.

Supplemental Schedule 1

Funds From Operations and Adjusted Funds From Operations [a]
(in thousands, except per share data)
(unaudited)

	For the Three Months		For the Year Ended
	Ended December 31,		December 31,
	2004	2003	2004	2003
Net income attributable to common stockholders	$49,778	$17,636	$174,693	$65,292
Adjustments:
Depreciation and amortization [b]	103,295	86,350	368,844	331,609
Depreciation and amortization related to non-real estate assets	(4,868)	(4,731)	(18,349)	(20,370)
Depreciation of rental property related to minority partners’ interest	(11,320)	(7,564)	(43,387)	(28,714)
Depreciation of rental property related to unconsolidated entities	5,244	6,486	22,360	25,817
Gain on dispositions of real estate related to unconsolidated entities and other	(27,400)	(969)	(68,634)	(3,178)
Gain on dispositions of non-depreciable assets	3,522	—	38,977	—
Deficit distributions to minority partners [c]	3,170	1,744	18,007	22,629
Cumulative effect of change in accounting principle	—	—	3,957	—
Discontinued operations:
Gain on dispositions of real estate, net of minority partners’ interest	(53,894)	(34,390)	(249,944)	(101,849)
Depreciation of rental property, net of minority partners’ interest	(38)	7,654	12,404	37,349
Recovery of deficit distributions to minority partners	(625)	(6,647)	(3,863)	(10,686)
Income tax arising from disposals	2,780	7,022	16,015	12,134
Minority interest in Aimco Operating Partnership’s share of above adjustments	(2,054)	(6,029)	(10,289)	(29,910)
Preferred stock dividends	21,194	19,533	85,315	85,920
Redemption related preferred stock issuance costs	1,303	—	3,489	7,645

Funds From Operations	90,087	86,095	349,595	393,688
Preferred stock dividends	(21,194)	(19,533)	(85,315)	(85,920)
Redemption related preferred stock issuance costs	(1,303)	—	(3,489)	(7,645)
Dividends/distributions on dilutive preferred securities	41	1,077	2,798	11,330
Interest expense on dilutive mandatorily redeemable convertible preferred securities	—	246	—	987

Funds From Operations Attributable to Common Stockholders — Diluted	$67,631	$67,885	$263,589	$312,440
Capital Replacements	(22,824)	(18,751)	(77,241)	(86,680)
Capital Enhancements [d]	—	(232)	—	(2,609)
Impairment loss on investment in unconsolidated real estate partnerships	1,110	4,122	3,426	4,122
(Recovery of impairment) impairment loss on real estate assets sold or held for sale, net of minority partners’ interest	(2,653)	431	7,289	8,991
Redemption related preferred stock issuance costs	1,303	—	3,489	7,645
Minority interest in Aimco Operating Partnership’s share of above adjustments	2,427	1,587	6,728	7,741
Dividends/distributions on non-dilutive preferred securities	(41)	908	(2,662)	(3,157)

Adjusted Funds From Operations Attributable to Common Stockholders — Diluted	$46,953	$55,950	$204,618	$248,493

Funds From Operations:
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding:
Common shares and equivalents	93,678	93,206	93,252	92,968
Dilutive preferred securities	74	1,737	1,106	3,639

	93,752	94,943	94,358	96,607

Adjusted Funds From Operations:
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding:
Common shares and equivalents	93,678	93,206	93,252	92,968
Dilutive preferred securities	—	2,758	72	2,849

	93,678	95,964	93,324	95,817

Per Share:
Funds From Operations — Diluted	$0.72	$0.72	$2.79	$3.23
Funds From Operations — Diluted (excluding impairment losses/recoveries and redemption related preferred stock issuance costs) [e] [f]	$0.72	$0.76	$2.93	$3.44
Adjusted Funds From Operations — Diluted	$0.50	$0.58	$2.19	$2.59
Dividends Declared	$0.60	$0.60	$2.40	$2.84

[a] Effective with the fourth quarter 2003 and for all periods presented, Aimco has adjusted its presentation of Funds From Operations (FFO) to conform to the NAREIT definition to deduct the Aimco Operating Partnership’s share of all adjustments and remove the common partnership units in the Aimco Operating Partnership, which had previously been assumed to have been redeemed in exchange for Aimco’s Class A Common Stock.

[b] Includes amortization of management contracts where Aimco is the general partner. Such management contracts were established in certain instances where Aimco acquired a general partner interest in either a consolidated or an unconsolidated partnership. Because the recoverability of these management contracts depends primarily on the operations of the real estate owned by the limited partnerships, Aimco believes it is consistent with the White Paper to add back such amortization, as the White Paper directs the add back of amortization of assets uniquely significant to the real estate industry.

[c] In accordance with GAAP, deficit distributions to minority partners are charges recognized in Aimco’s income statement when cash is distributed to a non-controlling partner in a consolidated real estate partnership in excess of the positive balance in such partner’s capital account, which is classified as minority interest on the balance sheet. Aimco records these charges for GAAP purposes even though there is no economic effect or cost. Deficit distributions to minority partners occur when the fair value of the underlying real estate exceeds its depreciated net book value because the underlying real estate has appreciated or maintained its value. As a result, the recognition of expense for deficit distributions to minority partners represents, in substance, either (1) recognition of depreciation previously allocated to the non-controlling partner or (2) a cost related to the non-controlling partner’s share of real estate appreciation. Based on White Paper guidance that requires real estate depreciation and gains to be excluded from FFO, Aimco adds back deficit distributions and subtracts related recoveries in its reconciliation of net income to FFO.

[d] Effective January 1, 2004 and on a prospective basis, Capital Enhancements are now included as part of Capital Improvements (See Supplemental Schedule 9 for further details).

[e] On October 1, 2003, NAREIT clarified its definition of FFO to include impairment losses, which previously had been added back to calculate FFO. Although Aimco’s presentation conforms with the NAREIT definition, Aimco considers such approach to be inconsistent with the treatment of gains on dispositions of real estate, which are not included in FFO. Aimco no longer adds back impairment losses when computing FFO in accordance with this clarification. As a result, FFO for the quarter ended December 31, 2004 includes $1.5 million of impairment recoveries and the year ended December 31, 2004 includes impairment losses of $10.7 million. FFO for the quarter and year ended December 31, 2003 includes impairment losses of $4.6 million and $13.1 million, respectively.

[f] In accordance with the Securities and Exchange Commission’s July 31, 2003 interpretation of the Emerging Issues Task Force Topic D-42, Aimco now includes redemption related preferred stock issuance costs in FFO. As a result, FFO for the quarter and year ended December 31, 2004 includes issuance costs of $1.3 million and $3.5 million, respectively. FFO for the quarter and year ended December 31, 2003 includes no issuance costs and issuance costs of $7.6 million, respectively.

Supplemental Schedule 2(a)

Business Component Proportionate Income Statement Presentation
For the Three Months Ended December 31, 2004
(in thousands)
(unaudited)

				Total				Total
		Proportionate		Proportionate				Proportionate
	Aimco	Share of	Minority	Consolidated				Consolidated
	GAAP Income	Unconsolidated	Partners'	Income		Aimco		Income
	Statement	Partnerships	Interest	Statement	Conventional	Capital	Corporate	Statement
Revenue:
Rental and other property revenues:
Same store properties (1) (2)	$297,233	$7,623	$(37,990)	$266,866	$266,866	$—	$—	$266,866
Acquisition properties (1)	10,258	708	—	10,966	10,966	—	—	10,966
Redevelopment properties (1)	18,932	379	(4,274)	15,037	15,037	—	—	15,037
Disposition properties	—	636	—	636	636	—	—	636
Other properties (1)	6,616	855	(731)	6,740	6,740	—	—	6,740
Affordable properties (1)	34,506	13,297	(5,902)	41,901	—	41,901	—	41,901

Total rental and other property revenues	367,545	23,498	(48,897)	342,146	300,245	41,901	—	342,146
Property management revenues, primarily from affiliates	6,429	—	—	6,429	2,079	4,350		6,429
Activity fees and asset management revenues, primarily from affiliates	10,420	—	—	10,420	4,017	6,403	—	10,420

Total revenues	384,394	23,498	(48,897)	358,995	306,341	52,654	—	358,995

Expense:
Property operating expenses:
Same store properties (2)	136,111	3,184	(22,560)	116,735	116,735	—	—	116,735
Acquisition properties	4,337	366	(137)	4,566	4,566	—	—	4,566
Redevelopment properties	7,814	205	(2,078)	5,941	5,941	—	—	5,941
Disposition properties	—	273	—	273	273	—	—	273
Other properties	4,576	723	(516)	4,783	4,783	—	—	4,783
Affordable properties	18,100	5,200	(2,995)	20,305	—	20,305	—	20,305
Casualties	701	86	(63)	724	773	(49)	—	724
Property management expenses (consolidated properties)	6,829	1,308	(2,256)	5,881	4,904	977	—	5,881

Total property operating expenses	178,468	11,345	(30,605)	159,208	137,975	21,233	—	159,208
Property management expenses (unconsolidated and third party properties)	2,462	—	—	2,462	825	1,637	—	2,462
Activity and asset management expenses	2,503	—	—	2,503	—	2,503	—	2,503
Depreciation and amortization	103,295	5,244	(11,320)	97,219	89,601	7,618	—	97,219
General and administrative expenses	23,481	—	—	23,481	14,793	8,688	—	23,481
Other expenses (income), net	4,702	684	(5,096)	290	924	(634)	—	290

Total expenses	314,911	17,273	(47,021)	285,163	244,118	41,045	—	285,163

Operating income	69,483	6,225	(1,876)	73,832	62,223	11,609	—	73,832
Interest income:
General partner loan interest	4,175	—	—	4,175	3,498	677	—	4,175
Money market and interest bearing accounts	1,572	1,558	(68)	3,062	1,629	1,433	—	3,062
Accretion on discounted notes receivable	1,560	—	—	1,560	1,520	40	—	1,560

Total interest income	7,307	1,558	(68)	8,797	6,647	2,150	—	8,797
Recovery of losses on notes receivable, net	3,538	—	—	3,538	140	3,398	—	3,538
Interest expense:
Property debt (primarily non-recourse)	(86,878)	(5,974)	12,803	(80,049)	(71,723)	(8,326)	—	(80,049)
Lines of credit	(8,887)	—	—	(8,887)	—	—	(8,887)	(8,887)
Interest expense on mandatorily redeemable convertible preferred securities	(242)	—	—	(242)	—	—	(242)	(242)
Capitalized interest	5,151	92	(512)	4,731	4,028	703	—	4,731

Total interest expense	(90,856)	(5,882)	12,291	(84,447)	(67,695)	(7,623)	(9,129)	(84,447)
Deficit distributions to minority partners	(3,170)	—	—	(3,170)	(2,152)	(1,018)	—	(3,170)
Equity in earnings of unconsolidated real estate partnerships	1,901	(1,901)	—	—	—	—	—	—
Impairment loss on investment in unconsolidated real estate partnerships	(1,110)	—	—	(1,110)	(37)	(1,073)	—	(1,110)
Gain on dispositions of real estate related to unconsolidated entities and other	27,400	—	—	27,400	19,961	7,439	—	27,400

Income before minority interests, discontinued operations and cumulative effect of change in accounting principle	14,493	—	10,347	24,840	19,087	14,882	(9,129)	24,840
Minority interests:
Minority interest in consolidated real estate partnerships	10,347	—	(10,347)	—	—	—	—	—
Minority interest in Aimco Operating Partnership	(1,652)	—	—	(1,652)	—	—	(1,652)	(1,652)

Total minority interests	8,695	—	(10,347)	(1,652)	—	—	(1,652)	(1,652)

Income from continuing operations	23,188	—	—	23,188	19,087	14,882	(10,781)	23,188
Income from discontinued operations, net	49,087	—	—	49,087	45,700	9,253	(5,866)	49,087

Net income	$72,275	$—	$—	$72,275	$64,787	$24,135	$(16,647)	$72,275

(1)	See definitions and descriptions in Glossary

(2)	Same store amounts in this schedule may differ from the same store amounts in Schedules 6a-6c. Any such differences are the result of (a) certain variations in the treatment of intercompany eliminations in GAAP versus non-GAAP measures and (b) the effect of changing ownership percentages over time due to Aimco’s acquisition of additional partnership interests.

Supplemental Schedule 2(a)

Business Component Proportionate Income Statement Presentation
For the Three Months Ended December 31, 2004
(in thousands)
(unaudited)

	Total				Total
	Proportionate				Proportionate
	Consolidated				Consolidated
	Income		Aimco		Income
	Statement	Conventional	Capital	Corporate	Statement
Reconciliation of Net Income to FFO, AFFO and FCF:
Net income (see above)	72,275	64,787	24,135	(16,647)	72,275
Proportionate share of depreciation and amortization	97,219	89,601	7,618	—	97,219
Depreciation and amortization related to non-real estate assets	(4,868)	(4,868)	—	—	(4,868)
Deficit distributions to minority partners	3,170	2,152	1,018	—	3,170
Gain on dispositions of real estate related to unconsolidated entities and other	(27,400)	(19,961)	(7,439)	—	(27,400)
Gain on dispositions of non-depreciable assets	3,522	3,522	—	—	3,522
Discontinued operations	(51,777)	(43,294)	(8,483)	—	(51,777)
Minority interest in Aimco Operating Partnership’s share of adjustments	(2,054)	—	—	(2,054)	(2,054)
Preferred stock dividends	(21,194)	—	—	(21,194)	(21,194)
Redemption related preferred stock issuance costs	(1,303)	—	—	(1,303)	(1,303)
Dividends/distributions on dilutive preferred securities	41	—	—	41	41

FFO Attributable to Common Stockholders — Diluted	67,631	91,939	16,849	(41,157)	67,631

Capital Replacements	(22,824)	(19,856)	(2,968)	—	(22,824)
Impairment loss on investment in unconsolidated real estate partnerships	1,110	37	1,073	—	1,110
Recovery of impairment on real estate assets sold or held for sale, net of minority partners’ interest	(2,653)	(2,981)	328	—	(2,653)
Redemption related preferred stock issuance costs	1,303	—	—	1,303	1,303
Minority interest in Aimco Operating Partnership’s share of adjustments	2,427	—	—	2,427	2,427
Dividends/distributions on non-dilutive preferred securities	(41)	—	—	(41)	(41)

AFFO Attributable to Common Stockholders — Diluted	46,953	69,139	15,282	(37,468)	46,953

Interest expense	84,447	67,695	7,623	9,129	84,447
Discontinued operations	5,343	575	(1,098)	5,866	5,343
Gain on dispositions of non-depreciable assets	(3,522)	(3,522)	—	—	(3,522)
Preferred stock dividends	21,194	—	—	21,194	21,194
Depreciation and amortization related to non-real estate assets	4,868	4,868	—	—	4,868
Dividends/distributions on non-dilutive preferred securities	—	—	—	—	—
Minority interest in Aimco Operating Partnership	1,652	—	—	1,652	1,652
Minority interest in Aimco Operating Partnership’s share of adjustments	(373)	—	—	(373)	(373)

FCF	$160,562	$138,755	$21,807	$—	$160,562

FCF Breakdown:
Real estate	160,114
Property management	3,967
Activity and asset management	7,917
Interest income	8,797
Recovery of losses on notes receivable, net	3,538
General and administrative expenses	(23,481)
Other income (expenses), net	(290)

Total FCF	$160,562

Reconciliation of Net Income to FFO, AFFO and FCF:	For the Three Months Ended December 31, 2004
	FFO	AFFO	FCF
Net income	$72,275	$72,275	$72,275
Total interest expense after minority partners’ share	—	—	84,447
Preferred stock dividends	(21,194)	(21,194)	—
Redemption related preferred stock issuance costs	(1,303)	—	—
Proportionate share of depreciation and amortization	97,219	97,219	97,219
Depreciation and amortization related to non-real estate assets	(4,868)	(4,868)	—
Gain on dispositions of real estate related to unconsolidated entities and other	(27,400)	(27,400)	(27,400)
Gain on dispositions of non-depreciable assets	3,522	3,522	—
Impairment loss on investment in unconsolidated real estate partnerships	—	1,110	1,110
Discontinued operations:
Income from discontinued operations, net	—	—	(49,087)
Depreciation of rental property, net of minority partners’ interest	(38)	(38)	—
Gain on dispositions of real estate, net of minority partners’ interest	(53,894)	(53,894)	—
Recovery of impairment on real estate assets sold or held for sale, net of minority partners’ interest	—	(2,653)	—
Recovery of deficit distributions to minority partners	(625)	(625)	—
Income tax arising from disposals	2,780	2,780	—
Deficit distributions to minority partners	3,170	3,170	3,170
Capital Replacements	—	(22,824)	(22,824)
Dividends/distributions on dilutive preferred securities	41	—	—
Minority interest in Aimco Operating Partnership’s share of above adjustments	(2,054)	373	—
Minority interest in Aimco Operating Partnership	—	—	1,652

Total	$67,631	$46,953	$160,562

Supplemental Schedule 2(b)

Business Component Proportionate Income Statement Presentation
For the Year Ended December 31, 2004
(in thousands)
(unaudited)

				Total				Total
		Proportionate		Proportionate				Proportionate
	Aimco	Share of	Minority	Consolidated				Consolidated
	GAAP Income	Unconsolidated	Partners'	Income		Aimco		Income
	Statement	Partnerships	Interest	Statement	Conventional	Capital	Corporate	Statement
Revenue:
Rental and other property revenues:
Same store properties (1) (2)	$1,126,089	34,126	$(162,795)	$997,420	$997,420	$—	$—	$997,420
Acquisition properties (1)	26,184	2,036	(87)	28,133	28,133	—	—	28,133
Redevelopment properties (1)	93,478	1,407	(18,039)	76,846	76,846	—	—	76,846
Disposition properties	—	4,172	—	4,172	4,172	—	—	4,172
Other properties (1)	29,248	3,229	(4,323)	28,154	28,154	—	—	28,154
Affordable properties (1)	126,654	59,313	(16,845)	169,122	—	169,122	—	169,122

Total rental and other property revenues	1,401,653	104,283	(202,089)	1,303,847	1,134,725	169,122	—	1,303,847
Property management revenues, primarily from affiliates	32,461	—	—	32,461	10,076	22,385	—	32,461
Activity fees and asset management revenues, primarily from affiliates	34,801	—	—	34,801	4,455	30,346	—	34,801

Total revenues	1,468,915	104,283	(202,089)	1,371,109	1,149,256	221,853	—	1,371,109

Expense:
Property operating expenses:
Same store properties (2)	503,242	15,110	(81,292)	437,060	437,060	—	—	437,060
Acquisition properties	11,742	1,397	(178)	12,961	12,961	—	—	12,961
Redevelopment properties	43,493	787	(8,650)	35,630	35,630	—	—	35,630
Disposition properties	—	2,011	—	2,011	2,011	—	—	2,011
Other properties	19,268	3,289	(3,831)	18,726	18,726	—	—	18,726
Affordable properties	64,873	26,632	(8,741)	82,764	—	82,764	—	82,764
Casualties	3,309	172	(73)	3,408	3,607	(199)	—	3,408
Property management expenses (consolidated properties)	22,880	5,866	(9,342)	19,404	13,972	5,432	—	19,404

Total property operating expenses	668,807	55,264	(112,107)	611,964	523,967	87,997	—	611,964
Property management expenses (unconsolidated and third party properties)	9,199	—	—	9,199	3,083	6,116	—	9,199
Activity and asset management expenses	11,802	—	—	11,802	—	11,802	—	11,802
Depreciation and amortization	368,844	22,360	(43,387)	347,817	309,590	38,227	—	347,817
General and administrative expenses	78,093	—	—	78,093	48,883	29,210	—	78,093
Other expenses (income), net	3,412	3,244	(10,297)	(3,641)	5,769	(9,410)	—	(3,641)

Total expenses	1,140,157	80,868	(165,791)	1,055,234	891,292	163,942	—	1,055,234

Operating income	328,758	23,415	(36,298)	315,875	257,964	57,911	—	315,875
Interest income:
General partner loan interest	20,537	—	—	20,537	17,290	3,247	—	20,537
Money market and interest bearing accounts	5,660	2,653	(207)	8,106	3,624	4,482	—	8,106
Accretion on discounted notes receivable	6,273	—	—	6,273	4,849	1,424	—	6,273

Total interest income	32,470	2,653	(207)	34,916	25,763	9,153	—	34,916
Recovery of losses on notes receivable, net	1,765	—	—	1,765	217	1,548	—	1,765
Interest expense:
Property debt (primarily non-recourse)	(338,672)	(27,984)	54,759	(311,897)	(276,722)	(35,175)	—	(311,897)
Lines of credit	(35,315)	—	—	(35,315)	—	—	(35,315)	(35,315)
Interest expense on mandatorily redeemable preferred securities	(1,161)	—	—	(1,161)	—	—	(1,161)	(1,161)
Interest expense on mandatorily redeemable convertible preferred securities	(978)	—	—	(978)	—	—	(978)	(978)
Capitalized interest	9,509	148	(950)	8,707	6,499	2,208	—	8,707

Total interest expense	(366,617)	(27,836)	53,809	(340,644)	(270,223)	(32,967)	(37,454)	(340,644)
Deficit distributions to minority partners	(18,007)	—	—	(18,007)	(16,066)	(1,941)	—	(18,007)
Equity in losses of unconsolidated real estate partnerships	(1,768)	1,768	—	—	—	—	—	—
Impairment loss on investment in unconsolidated real estate partnerships	(3,426)	—	—	(3,426)	359	(3,785)	—	(3,426)
Gain on dispositions of real estate related to unconsolidated entities and other	68,634	—	—	68,634	53,122	15,512	—	68,634

Income before minority interests, discontinued operations and cumulative effect of change in accounting principle	41,809	—	17,304	59,113	51,136	45,431	(37,454)	59,113
Minority interests:
Minority interest in consolidated real estate partnerships	17,304	—	(17,304)	—	—	—	—	—
Minority interest in Aimco Operating Partnership	(3,417)	—	—	(3,417)	—	—	(3,417)	(3,417)

Total minority interests	13,887	—	(17,304)	(3,417)	—	—	(3,417)	(3,417)

Income from continuing operations	55,696	—	—	55,696	51,136	45,431	(40,871)	55,696
Income from discontinued operations, net	211,758	—	—	211,758	237,079	(14)	(25,307)	211,758

Income before cumulative effect of change in accounting principle	267,454	—	—	267,454	288,215	45,417	(66,178)	267,454
Cumulative effect of change in accounting principle	(3,957)	—	—	(3,957)	(512)	(3,445)	—	(3,957)

Net income	$263,497	$—	$—	$263,497	$287,703	$41,972	$(66,178)	$263,497

(1)	See definitions and descriptions in Glossary

(2)	Same store amounts in this schedule may differ from the same store amounts in Schedules 6a-6c. Any such differences are the result of (a) certain variations in the treatment of intercompany eliminations in GAAP versus non-GAAP measures and (b) the effect of changing ownership percentages over time due to Aimco’s acquisition of additional partnership interests.

Supplemental Schedule 2(b)

Business Component Proportionate Income Statement Presentation
For the Year Ended December 31, 2004
(in thousands)
(unaudited)

	Total				Total
	Proportionate				Proportionate
	Consolidated				Consolidated
	Income		Aimco		Income
	Statement	Conventional	Capital	Corporate	Statement
Reconciliation of Net Income to FFO, AFFO and FCF:
Net income (see above)	263,497	287,703	41,972	(66,178)	263,497
Proportionate share of depreciation and amortization	347,817	309,590	38,227	—	347,817
Depreciation and amortization related to non-real estate assets	(18,349)	(18,349)	—	—	(18,349)
Deficit distributions to minority partners	18,007	16,066	1,941	—	18,007
Gain on dispositions of real estate related to unconsolidated entities and other	(68,634)	(53,122)	(15,512)	—	(68,634)
Gain on dispositions of non-depreciable assets	38,977	38,977	—	—	38,977
Cumulative effect of change in accounting principle	3,957	512	3,445	—	3,957
Discontinued operations	(225,388)	(214,116)	(11,272)	—	(225,388)
Minority interest in Aimco Operating Partnership’s share of adjustments	(10,289)	—	—	(10,289)	(10,289)
Preferred stock dividends	(85,315)	—	—	(85,315)	(85,315)
Redemption related preferred stock issuance costs	(3,489)	—	—	(3,489)	(3,489)
Dividends/distributions on dilutive preferred securities	2,798	—	—	2,798	2,798

FFO Attributable to Common Stockholders — Diluted	263,589	367,261	58,801	(162,473)	263,589

Capital Replacements	(77,241)	(67,491)	(9,750)	—	(77,241)
Impairment loss on investment in unconsolidated real estate partnerships	3,426	(359)	3,785	—	3,426
Impairment loss on real estate assets sold or held for sale, net of minority partners’ interest	7,289	5,470	1,819	—	7,289
Redemption related preferred stock issuance costs	3,489	—	—	3,489	3,489
Minority interest in Aimco Operating Partnership’s share of adjustments	6,728	—	—	6,728	6,728
Dividends/distributions on non-dilutive preferred securities	(2,662)	—	—	(2,662)	(2,662)

AFFO Attributable to Common Stockholders — Diluted	204,618	304,881	54,655	(154,918)	204,618

Interest expense	340,644	270,223	32,967	37,454	340,644
Discontinued operations	6,341	(28,433)	9,467	25,307	6,341
Gain on dispositions of non-depreciable assets	(38,977)	(38,977)	—	—	(38,977)
Preferred stock dividends	85,315	—	—	85,315	85,315
Depreciation and amortization related to non-real estate assets	18,349	18,349	—	—	18,349
Dividends/distributions on non-dilutive preferred securities	(136)	—	—	(136)	(136)
Minority interest in Aimco Operating Partnership	3,417	—	—	3,417	3,417
Minority interest in Aimco Operating Partnership’s share of adjustments	3,561	—	—	3,561	3,561

FCF	$623,132	$526,043	$97,089	$—	$623,132

FCF Breakdown:
Real estate	614,642
Property management	23,262
Activity and asset management	22,999
Interest income	34,916
Recovery of losses on notes receivable, net	1,765
General and administrative expenses	(78,093)
Other income (expenses), net	3,641

Total FCF	$623,132

Reconciliation of Net Income to FFO, AFFO and FCF:	For the Twelve Months Ended December 31, 2004
	FFO	AFFO	FCF
Net income	$263,497	$263,497	$263,497
Total interest expense after minority partners’ share	—	—	340,644
Preferred stock dividends	(85,315)	(85,315)	—
Redemption related preferred stock issuance costs	(3,489)	—	—
Proportionate share of depreciation and amortization	347,817	347,817	347,817
Depreciation and amortization related to non-real estate assets	(18,349)	(18,349)	—
Gain on dispositions of real estate related to unconsolidated entities and other	(68,634)	(68,634)	(68,634)
Gain on dispositions of non-depreciable assets	38,977	38,977	—
Impairment loss on investment in unconsolidated real estate partnerships	—	3,426	3,426
Cumulative effect of change in accounting principle	3,957	3,957	3,957
Discontinued operations:
Income from discontinued operations, net	—	—	(211,758)
Depreciation of rental property, net of minority partners’ interest	12,404	12,404	—
Gain on dispositions of real estate, net of minority partners’ interest	(249,944)	(249,944)	—
Impairment loss on real estate assets sold or held for sale, net of minority partners’ interest	—	7,289	—
Recovery of deficit distributions to minority partners	(3,863)	(3,863)	—
Income tax arising from disposals	16,015	16,015	—
Deficit distributions to minority partners	18,007	18,007	18,007
Capital Replacements	—	(77,241)	(77,241)
Dividends/distributions on dilutive preferred securities	2,798	136	—
Minority interest in Aimco Operating Partnership’s share of above adjustments	(10,289)	(3,561)	—
Minority interest in Aimco Operating Partnership	—	—	3,417

Total	$263,589	$204,618	$623,132

Supplemental Schedule 3

Business Component Proportionate Balance Sheet Presentation
As of December 31, 2004 (in thousands)
(unaudited)

	Consolidated	Total						Total
	GAAP	Proportionate		Proportionate				Proportionate
	Balance Sheet	Share of	Minority	Consolidated				Consolidated
	as of	Unconsolidated	Partners’	Balance		Aimco		Balance
	December 31, 2004	Partnerships [a]	Interest [b]	Sheet [c]	Conventional	Capital	Corporate	Sheet [c]
ASSETS
Buildings and improvements	$8,588,649	$458,961	$(1,353,047)	$7,694,563	$6,976,503	$718,060	$—	$7,694,563
Land	2,211,109	59,942	(129,366)	2,141,685	2,025,050	116,635	—	2,141,685
Accumulated depreciation	(2,014,712)	(107,065)	586,592	(1,535,185)	(1,381,652)	(153,533)	—	(1,535,185)

TOTAL REAL ESTATE	8,785,046	411,838	(895,821)	8,301,063	7,619,901	681,162	—	8,301,063
Cash and cash equivalents	105,343	10,456	(33,589)	82,210	60,188	22,022		82,210
Restricted cash	269,368	35,602	(50,497)	254,473	171,300	83,173	—	254,473
Accounts receivable	75,044	2,995	—	78,039	43,529	34,510	—	78,039
Accounts receivable from affiliates	39,216	—	—	39,216	6,284	32,932	—	39,216
Deferred financing costs	72,426	—	—	72,426	64,654	7,772	—	72,426
Notes receivable from unconsolidated real estate partnerships	165,289	—	—	165,289	100,771	64,518	—	165,289
Notes receivable from non-affiliates	31,716	—	—	31,716	21,158	10,558	—	31,716
Investment in unconsolidated real estate partnerships	188,137	(129,669)	—	58,468	71,205	(12,737)	—	58,468
Other assets	287,381 [d]	22,892	—	310,273	235,744	74,529	—	310,273
Assets held for sale	53,275	—	—	53,275	38,980	14,295	—	53,275

TOTAL ASSETS	$10,072,241	$354,114	$(979,907)	$9,446,448	$8,433,714	$1,012,734	$—	$9,446,448

LIABILITIES AND STOCKHOLDERS’ EQUITY
Secured tax-exempt bond financing	$1,133,794	$20,676	$(71,355)	$1,083,115	$1,063,456	$19,659	$—	$1,083,115
Secured notes payable	4,470,859	269,393	(719,456)	4,020,796	3,522,954	497,842	—	4,020,796
Mandatorily redeemable preferred securities	15,019	—	—	15,019	—	—	15,019	15,019
Term loans	300,000	—	—	300,000	—	—	300,000	300,000
Credit facility	68,700	—	—	68,700	—	—	68,700	68,700

TOTAL INDEBTEDNESS	5,988,372	290,069	(790,811)	5,487,630	4,586,410	517,501	383,719	5,487,630
Accounts payable	34,663	64,045	—	98,708	68,154	30,554	—	98,708
Accrued liabilities and other	400,971	—	—	400,971	301,279	99,692	—	400,971
Deferred income	47,203	—	—	47,203	44,588	2,615	—	47,203
Security deposits	38,063	—	—	38,063	34,315	3,748	—	38,063
Deferred income taxes payable	20,139	—	—	20,139	20,139	—	—	20,139
Liabilities related to assets held for sale	50,829	—	—	50,829	38,051	12,778	—	50,829

TOTAL LIABILITIES	6,580,240	354,114	(790,811)	6,143,543	5,092,936	666,888	383,719	6,143,543

Minority interest in consolidated real estate partnerships	211,804	—	(189,096)	22,708	46,738	(24,030)	—	22,708
Minority interest in Aimco Operating Partnership	272,037	—	—	272,037	—	—	272,037	272,037

NET OPERATING ASSETS		$—	$—	$3,008,160	$3,294,040	$369,876	$(655,756)	$3,008,160

STOCKHOLDERS’ EQUITY
Class A Common Stock	949
Additional paid-in capital	3,070,073
Perpetual preferred stock	891,500
Convertible preferred stock	150,000
Distributions in excess of earnings	(1,047,897)
Unvested restricted stock	(19,740)
Notes due on common stock purchases	(36,725)

TOTAL STOCKHOLDERS’ EQUITY	3,008,160

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,072,241

[a]	Total of Aimco’s proportionate share of selected unconsolidated balance sheet data.

[b]	Total of minority partners’ share of selected balance sheet data. Additionally, minority partners’ share of notes receivable is $108.0 million.

[c]	Aimco’s proportionate consolidated balance sheet, which includes the GAAP balance sheet as of December 31, 2004, plus Aimco’s proportionate share of selected unconsolidated and less minority partners’ share of selected balance sheet data.

[d]	Other assets includes $88.1 million related to goodwill and $18.5 million related to investment in management contracts.

Supplemental Schedule 4

Share Data
As of December 31, 2004
(in thousands)
(unaudited)

			Shares/Units	Current Quarter	Current Quarter	Current Quarter
			Outstanding	Weighted Average	Weighted Average	Weighted Average
			at December 31,	Outstanding Shares	Outstanding Shares	Outstanding Shares
	Coupon	Amount	2004	(EPS)	(FFO)	(AFFO)
Class A Common Stock (1)			94,854	93,347	93,347	93,347
Common stock equivalents			—	331	331	331
Common Partnership Units and equivalents			10,841	—	—	—

Total			105,695	93,678	93,678	93,678

Perpetual Preferred Stock (2):
Class D (3)	8.75%	$31,250	1,250	—	—	—
Class G	9.375%	101,250	4,050	—	—	—
Class Q	10.10%	63,250	2,530	—	—	—
Class R	10.00%	173,500	6,940	—	—	—
Class T	8.00%	150,000	6,000	—	—	—
Class U	7.75%	200,000	8,000	—	—	—
Class V	8.00%	86,250	3,450	—	—	—
Class Y (4)	7.875%	86,250	3,450

Total perpetual preferred stock		$891,750	35,670	—	—	—

Convertible Preferred Stock:
Class W (5)	8.10%	100,000	1,905	—	—	—
Class X (5)	8.50%	50,000	2,000	—	—	—

Total convertible preferred stock		$150,000	3,905	—	—	—

Preferred Partnership Units (6)	8.76%	$90,537	3,310	—	74	—

Total preferred securities		$1,132,287	42,885	—	74	—

Mandatorily redeemable convertible securities (7)	6.50%	$15,019	300	—	—	—

Total common, common equivalents and dilutive securities				93,678	93,752	93,678

(1) Includes a deduction of 1,440 for non-recourse shares and unvested restricted stock.

(2) Preferred stock amounts are shown gross of any eliminations necessary for the GAAP Consolidated Balance Sheet.

(3) On January 21, 2005, all remaining Class D shares were redeemed.

(4) Class Y was issued on December 21, 2004.

(5) Conversion ratio for Class W is 1.0 and for Class X is 0.4762.

(6) Coupon is based on a weighted average.

(7) On January 11, 2005, all mandatorily redeemable convertible securities were redeemed.

Supplemental Schedule 5

Selected Debt Structure and Maturity Data
As of December 31, 2004
(dollars in thousands)
(unaudited)

I. Debt Balances and Data

		Proportionate Share		Total Aimco	Weighted Average	Weighted
Debt	Consolidated	of Unconsolidated	Minority Interest	Share	Maturity	Average Rate
Property Debt:
Conventional Portfolio:
Fixed rate secured notes payable	$3,609,311	$114,463	$(568,794)	$3,154,980	13.0	7.00%
Floating rate secured notes payable	413,823	4,184	(50,033)	367,974	3.8	3.57%

Total secured notes payable:	4,023,134	118,647	(618,827)	3,522,954	12.1	6.64%
Fixed rate tax-exempt bonds	346,504	—	(17,289)	329,215	17.8	6.07%
Floating rate tax-exempt bonds	741,815	3,041	(10,615)	734,241	12.3	2.19%

Total tax-exempt bonds:	1,088,319	3,041	(27,904)	1,063,456	14.0	3.39%

Total Property Debt on Conventional Portfolio	5,111,453	121,688	(646,731)	4,586,410	12.5	5.89%

Affordable Portfolio:
Fixed rate secured notes payable	438,846	142,426	(100,629)	480,643	18.4	5.99%
Floating rate secured notes payable	8,879	8,320	—	17,199	4.3	3.34%

Total secured notes payable:	447,725	150,746	(100,629)	497,842	17.9	5.90%
Fixed rate tax-exempt bonds	45,475	16,103	(43,451)	18,127	25.2	4.32%
Floating rate tax-exempt bonds	—	1,532	—	1,532	9.9	5.70%

Total tax-exempt bonds:	45,475	17,635	(43,451)	19,659	24.0	4.43%

Total Property Debt on Affordable Portfolio	493,200	168,381	(144,080)	517,501	18.1	5.84%

Total Property Debt (1)	$5,604,653	$290,069	$(790,811)	$5,103,911	13.1	5.88%

Corporate Debt:
Term Loan (2)	$300,000	$—	$—	$300,000	—	4.18%
Credit Facility (2)	68,700	—	—	68,700	—	4.64%

Total Corporate Debt	$368,700	$—	$—	$368,700	—	4.27%

Mandatorily Redeemable Securities	$15,019	$—	$—	$15,019	—	6.50%

Total Debt	$5,988,372	$290,069	$(790,811)	$5,487,630	—	5.78%

(1)	The total consolidated property debt shown above excludes $50.2 million of consolidated property debt, with a weighted average interest rate of 7.01%, classified as liabilities related to assets held for sale on Aimco’s consolidated balance sheet.

(2)	On November 2, 2004, Aimco completed a modification of its credit facility and term loan, reducing the interest rate spread on the term loan to 200 basis points over LIBOR and the credit facility to 175 basis points over LIBOR from 310 over LIBOR on both.

II. Debt Maturities

Consolidated Property Debt
				Percent	Average
	Amortization	Maturities	Total	of Total	Rate
2005	$128,720	$126,120	$254,840	4.5%	5.85%
2006	133,238	495,054	628,292	11.2%	5.65%
2007	140,490	237,468	377,958	6.7%	3.97%
2008	145,163	178,215	323,378	5.8%	5.22%
2009	152,794	124,639	277,433	5.0%	4.01%
Thereafter			3,742,752	66.8%

Total Property Debt:	$700,405	$1,161,496	$5,604,653	100.0%

Corporate Debt
				Percent	Average
	Amortization	Maturities	Total	of Total	Rate
2007	$—	$68,700	$68,700	18.6%	4.64%
2009	—	300,000	300,000	81.4%	4.18%

Total Corporate Debt:	$—	$368,700	$368,700	100.0%

Supplemental Schedule 5 (Continued)

Selected Debt Structure and Maturity Data
As of December 31, 2004
(in millions)
(unaudited)

III. Loan Closings

FOURTH QUARTER LOAN CLOSINGS

	Original	New	Aimco	Aimco	Aimco
	Loan	Loan	Share	Share	Net	Prior	New
Mortgage Type (all non-recourse)	Amount	Amount	Original Loan	New Loan	Proceeds (1)	Rate	Rate
Refinancings:
Fixed Rate	$2.6	$17.6	$1.5	$12.5	$10.7	7.34%	5.12%
Floating Rate	40.4	37.4	33.2	30.8	(3.2)	6.37%	4.46%
Affordable Mark-to-Market and other	52.4	58.0	17.3	17.5	(0.1)	8.83%	6.00%
Loans relating to acquisitions:
Fixed Rate	—	19.5	—	6.4	6.4	—	4.78%

Totals	$95.4	$132.5	$52.0	$67.2	$13.8	7.74%	5.27%

YEAR-TO-DATE LOAN CLOSINGS	Original	New	Aimco	Aimco	Aimco
	Loan	Loan	Share	Share	Net	Prior	New
Mortgage Type (all non-recourse)	Amount	Amount	Original Loan	New Loan	Proceeds (1)	Rate	Rate
Refinancings:
Fixed Rate	$132.4	$201.0	$120.5	$180.9	$59.4	7.02%	6.52%
Floating Rate	192.2	242.9	162.0	208.8	51.1	4.33%	3.12%
Tax-Exempt Bonds	75.8	97.5	62.6	62.5	5.8	6.97%	3.82%
Affordable Mark-to-Market and other	133.5	193.0	52.1	79.6	23.6	9.45%	4.41%
Loans relating to acquisitions:
Fixed Rate	—	58.2	—	45.1	44.8	—	5.06%
Floating Rate	—	88.1	—	88.1	87.4	—	2.60%

Totals	$533.9	$880.7	$397.2	$665.0	$272.1	6.65%	4.33%

(1)	Aimco net proceeds is after transaction costs and any release of escrow funds.

IV. Capitalization

	At	Percent	At	Percent	At	Percent
	June 30, 2004	of Total	September 30, 2004	of Total	December 31, 2004	of Total
Corporate debt	$629	6%	$418	4%	$369	4%
Property debt (Aimco’s share)	5,294	54%	5,129	52%	5,104	49%
Mandatorily redeemable securities	15	0%	15	0%	15	0%

Total Debt	5,938		5,562		5,488
Less: Cash and restricted cash	(367)	-4%	(391)	-4%	(337)	-3%

Net Debt	5,571	56%	5,171	52%	5,151	50%
Preferred equity	1,046	11%	1,082	11%	1,132	11%
Common equity at market (2)	3,287	33%	3,673	37%	4,074	39%

Total Capitalization	$9,904	100%	$9,926	100%	$10,357	100%

(2)	Common equity at market at December 31, 2004 was calculated using 105.7 million shares of Class A Common Stock and common partnership units outstanding multiplied by the closing price of $38.54 per share/unit on December 31, 2004

V. Ratings on Preferred Securities

Moody’s Investor Service	Ba3 (negative outlook)
Standard and Poors	B+ (negative outlook)
Fitch	BB+ (negative outlook)

Supplemental Schedule 6(a)

Same Store Sales
Fourth Quarter 2004 versus Fourth Quarter 2003
(unaudited) (in thousands, except site and unit data)

											Change Three Months Ended December 31, 2004
					Three Months Ended			Three Months Ended			From December 31, 2003
					December 31, 2004			December 31, 2003			Revenue		Expenses		NOI
		Sites	Units	Owner%	REV	EXP	NOI	REV	EXP	NOI	Amt	%	Amt	%	Amt	%
Northeast
	Baltimore	11	2,711	90.50%	6,844	3,019	3,825	6,754	2,309	4,445	90	1.3%	710	30.7%	(620)	-13.9%
	New England	14	5,384	97.29%	16,740	6,057	10,683	16,388	5,304	11,084	352	2.1%	753	14.2%	(401)	-3.6%
	Philadelphia	11	5,198	83.32%	13,121	5,052	8,069	13,186	4,571	8,615	(65)	-0.5%	481	10.5%	(546)	-6.3%
	Washington	27	12,052	86.04%	30,465	11,579	18,886	29,476	10,112	19,364	989	3.4%	1,467	14.5%	(478)	-2.5%

		63	25,345	88.35%	67,170	25,707	41,463	65,804	22,296	43,508	1,366	2.1%	3,411	15.3%	(2,045)	-4.7%
Southeast
	Atlanta	20	5,712	87.25%	8,559	5,150	3,409	8,141	4,349	3,792	418	5.1%	801	18.4%	(383)	-10.1%
	Augusta-Savannah	5	1,004	87.19%	1,634	668	966	1,514	610	904	120	7.9%	58	9.5%	62	6.9%
	Charlotte-Gastonia-Rock Hill	6	1,398	89.52%	1,910	1,239	671	1,933	990	943	(23)	-1.2%	249	25.2%	(272)	-28.8%
	Columbia-Charleston	9	2,118	73.59%	2,845	1,378	1,467	2,788	1,138	1,650	57	2.0%	240	21.1%	(183)	-11.1%
	Nashville	8	2,492	73.91%	3,794	1,487	2,307	3,768	1,379	2,389	26	0.7%	108	7.8%	(82)	-3.4%
	Norfolk	12	3,565	75.97%	6,588	2,441	4,147	6,308	2,151	4,157	280	4.4%	290	13.5%	(10)	-0.2%
	Raleigh-Durham-Chapel Hill	8	2,430	73.21%	2,953	1,535	1,418	2,905	1,372	1,533	48	1.7%	163	11.9%	(115)	-7.5%
	Richmond-Petersburg	6	1,284	76.44%	2,113	658	1,455	2,168	724	1,444	(55)	-2.5%	(66)	-9.1%	11	0.8%
	Other Markets	23	4,920	80.09%	6,427	3,257	3,170	6,162	2,958	3,204	265	4.3%	299	10.1%	(34)	-1.1%

		97	24,923	79.24%	36,823	17,813	19,010	35,687	15,671	20,016	1,136	3.2%	2,142	13.7%	(1,006)	-5.0%
Florida
	Jacksonville	4	1,204	86.00%	2,055	791	1,264	1,997	812	1,185	58	2.9%	(21)	-2.6%	79	6.7%
	Miami-Fort Lauderdale	8	2,397	77.46%	4,954	1,710	3,244	4,399	1,809	2,590	555	12.6%	(99)	-5.5%	654	25.3%
	Orlando-Daytona	24	6,076	90.85%	11,342	4,306	7,036	10,315	4,600	5,715	1,027	10.0%	(294)	-6.4%	1,321	23.1%
	Tampa-St. Petersburg	21	5,637	71.22%	8,087	3,732	4,355	7,475	3,235	4,240	612	8.2%	497	15.4%	115	2.7%
	West Palm Beach-Boca	5	1,505	100.00%	3,772	1,585	2,187	3,513	1,301	2,212	259	7.4%	284	21.8%	(25)	-1.1%
	Other Markets	1	136	74.73%	210	84	126	214	81	133	(4)	-1.9%	3	3.7%	(7)	-5.3%

		63	16,955	82.77%	30,420	12,208	18,212	27,913	11,838	16,075	2,507	9.0%	370	3.1%	2,137	13.3%
Midwest
	Chicago	22	6,320	82.22%	14,208	6,004	8,204	14,259	5,907	8,352	(51)	-0.4%	97	1.6%	(148)	-1.8%
	Cincinnati-Dayton	19	3,737	70.88%	4,977	2,130	2,847	4,960	2,103	2,857	17	0.3%	27	1.3%	(10)	-0.4%
	Columbus	9	2,012	77.70%	2,452	1,173	1,279	2,719	1,060	1,659	(267)	-9.8%	113	10.7%	(380)	-22.9%
	Detroit-Ann Arbor	6	1,665	61.54%	1,894	1,140	754	2,196	1,008	1,188	(302)	-13.8%	132	13.1%	(434)	-36.5%
	Grand Rapids-Lansing	13	4,734	65.48%	5,410	2,739	2,671	5,550	2,671	2,879	(140)	-2.5%	68	2.5%	(208)	-7.2%
	Indianapolis-Fort Wayne	36	12,479	89.53%	17,303	8,000	9,303	17,443	7,938	9,505	(140)	-0.8%	62	0.8%	(202)	-2.1%
	Kansas City	4	953	69.52%	1,215	511	704	1,227	419	808	(12)	-1.0%	92	22.0%	(104)	-12.9%
	Minneapolis-St Paul	5	1,430	82.25%	3,408	1,887	1,521	4,063	1,861	2,202	(655)	-16.1%	26	1.4%	(681)	-30.9%
	Other Markets	9	1,938	53.47%	1,825	753	1,072	1,811	715	1,096	14	0.8%	38	5.3%	(24)	-2.2%

		123	35,268	78.20%	52,692	24,337	28,355	54,228	23,682	30,546	(1,536)	-2.8%	655	2.8%	(2,191)	-7.2%
Texas
	Austin-San Marcos	10	2,217	92.38%	3,553	2,107	1,446	3,658	1,742	1,916	(105)	-2.9%	365	21.0%	(470)	-24.5%
	Dallas-Fort Worth	23	6,007	77.02%	7,436	4,294	3,142	7,303	4,026	3,277	133	1.8%	268	6.7%	(135)	-4.1%
	Houston-Galveston	36	9,570	67.23%	10,672	6,495	4,177	10,336	5,392	4,944	336	3.3%	1,103	20.5%	(767)	-15.5%
	San Antonio	11	2,647	93.65%	4,011	2,104	1,907	3,892	1,969	1,923	119	3.1%	135	6.9%	(16)	-0.8%
	Other Markets	7	1,499	73.91%	1,757	867	890	1,668	723	945	89	5.3%	144	19.9%	(55)	-5.8%

		87	21,940	76.10%	27,429	15,867	11,562	26,857	13,852	13,005	572	2.1%	2,015	14.5%	(1,443)	-11.1%
West
	Denver - Front Range	22	4,813	83.35%	8,129	3,817	4,312	7,704	3,152	4,552	425	5.5%	665	21.1%	(240)	-5.3%
	Las Vegas	2	734	100.00%	1,323	589	734	1,187	496	691	136	11.5%	93	18.8%	43	6.2%
	Phoenix-Mesa	27	7,361	91.80%	11,276	5,355	5,921	10,414	5,624	4,790	862	8.3%	(269)	-4.8%	1,131	23.6%
	Salt Lake City-Ogden	4	1,511	85.10%	2,166	944	1,222	2,139	810	1,329	27	1.3%	134	16.5%	(107)	-8.1%
	Seattle	4	468	56.63%	588	322	266	619	264	355	(31)	-5.0%	58	22.0%	(89)	-25.1%
	Tucson	3	887	100.00%	1,250	589	661	1,226	579	647	24	2.0%	10	1.7%	14	2.2%
	Other Markets	4	760	50.97%	684	314	370	644	305	339	40	6.2%	9	3.0%	31	9.1%

		66	16,534	86.66%	25,416	11,930	13,486	23,933	11,230	12,703	1,483	6.2%	700	6.2%	783	6.2%
California
	Bay Area	5	1,353	48.49%	1,923	776	1,147	1,843	724	1,119	80	4.3%	52	7.2%	28	2.5%
	Los Angeles-Long Beach-Ventura	12	2,429	86.99%	9,610	3,576	6,034	9,231	2,921	6,310	379	4.1%	655	22.4%	(276)	-4.4%
	Orange County-Riverside	8	1,755	83.49%	5,131	1,635	3,496	4,893	1,492	3,401	238	4.9%	143	9.6%	95	2.8%
	Sacramento	1	180	22.05%	102	58	44	106	52	54	(4)	-3.8%	6	11.5%	(10)	-18.5%
	San Diego	7	2,237	93.67%	6,608	2,011	4,597	6,515	2,076	4,439	93	1.4%	(65)	-3.1%	158	3.6%

		33	7,954	80.08%	23,374	8,056	15,318	22,588	7,265	15,323	786	3.5%	791	10.9%	(5)	0.0%

	SAME STORE SALES TOTALS	532	148,919	81.35%	263,324	115,918	147,406	257,010	105,834	151,176	6,314	2.5%	10,084	9.5%	(3,770)	-2.5%

Reconciliation to Total Rental and other property revenues and property operating expense per GAAP Income Statement (1)					104,221	62,550	41,671	78,183	40,425	37,758

Total Rental and other property revenues and property operating expense per GAAP Income Statement					367,545	178,468	189,077	335,193	146,259	188,934

(1)	Includes: (i) minority partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) and elimination and other adjustments made in accordance with GAAP.

Supplemental Schedule 6(b)

Same Store Sales
Fourth Quarter 2004 versus Third Quarter 2004
(unaudited) (in thousands, except site and unit data)

											Change Three Months Ended December 31, 2004
					Three Months Ended			Three Months Ended			From September 30, 2004
					December 31, 2004			September 30, 2004			Revenue		Expenses		NOI
		Sites	Units	Owner%	REV	EXP	NOI	REV	EXP	NOI	Amt	%	Amt	%	Amt	%
Northeast
	Baltimore	11	2,711	90.50%	6,844	3,019	3,825	6,807	2,316	4,491	37	0.5%	703	30.4%	(666)	-14.8%
	New England	14	5,384	97.29%	16,740	6,057	10,683	16,559	5,647	10,912	181	1.1%	410	7.3%	(229)	-2.1%
	Philadelphia	11	5,198	83.32%	13,121	5,052	8,069	13,056	4,988	8,068	65	0.5%	64	1.3%	1	0.0%
	Washington	27	12,052	86.04%	30,465	11,579	18,886	30,563	11,157	19,406	(98)	-0.3%	422	3.8%	(520)	-2.7%

		63	25,345	88.35%	67,170	25,707	41,463	66,985	24,108	42,877	185	0.3%	1,599	6.6%	(1,414)	-3.3%
Southeast
	Atlanta	20	5,712	84.25%	8,559	5,150	3,409	8,460	4,488	3,972	99	1.2%	662	14.8%	(563)	-14.2%
	Augusta-Savannah	5	1,004	87.19%	1,634	668	966	1,612	688	924	22	1.4%	(20)	-2.9%	42	4.5%
	Charlotte-Gastonia-Rock Hill	6	1,398	89.52%	1,910	1,239	671	1,920	671	1,249	(10)	-0.5%	568	84.6%	(578)	-46.3%
	Columbia-Charleston	9	2,118	73.59%	2,845	1,378	1,467	2,843	1,421	1,422	2	0.1%	(43)	-3.0%	45	3.2%
	Nashville	8	2,492	73.91%	3,794	1,487	2,307	3,773	1,533	2,240	21	0.6%	(46)	-3.0%	67	3.0%
	Norfolk	12	3,565	75.97%	6,588	2,441	4,147	6,773	2,208	4,565	(185)	-2.7%	233	10.6%	(418)	-9.2%
	Raleigh-Durham-Chapel Hill	8	2,430	73.21%	2,953	1,535	1,418	2,909	1,734	1,175	44	1.5%	(199)	-11.5%	243	20.7%
	Richmond-Petersburg	6	1,284	76.44%	2,113	658	1,455	2,203	754	1,449	(90)	-4.1%	(96)	-12.7%	6	0.4%
	Other Markets	23	4,920	80.09%	6,427	3,257	3,170	6,228	3,739	2,489	199	3.2%	(482)	-12.9%	681	27.4%

		97	24,923	79.24%	36,823	17,813	19,010	36,721	17,236	19,485	102	0.3%	577	3.3%	(475)	-2.4%
Florida
	Jacksonville	4	1,204	86.00%	2,055	791	1,264	1,994	881	1,113	61	3.1%	(90)	-10.2%	151	13.6%
	Miami-Fort Lauderdale	8	2,397	77.46%	4,954	1,710	3,244	4,847	2,076	2,771	107	2.2%	(366)	-17.6%	473	17.1%
	Orlando-Daytona	24	6,076	90.85%	11,342	4,306	7,036	10,748	5,264	5,484	594	5.5%	(958)	-18.2%	1,552	28.3%
	Tampa-St. Petersburg	21	5,637	71.22%	8,087	3,732	4,355	7,836	3,784	4,052	251	3.2%	(52)	-1.4%	303	7.5%
	West Palm Beach-Boca Raton	5	1,505	100.00%	3,772	1,585	2,187	3,586	1,723	1,863	186	5.2%	(138)	-8.0%	324	17.4%
	Other Markets	1	136	74.73%	210	84	126	211	95	116	(1)	-0.5%	(11)	-11.6%	10	8.6%

		63	16,955	82.77%	30,420	12,208	18,212	29,222	13,823	15,399	1,198	4.1%	(1,615)	-11.7%	2,813	18.3%
Midwest
	Chicago	22	6,320	82.22%	14,208	6,004	8,204	14,038	6,644	7,394	170	1.2%	(640)	-9.6%	810	11.0%
	Cincinnati-Dayton	19	3,737	70.88%	4,977	2,130	2,847	5,117	2,489	2,628	(140)	-2.7%	(359)	-14.4%	219	8.3%
	Columbus	9	2,012	77.70%	2,452	1,173	1,279	2,608	1,252	1,356	(156)	-6.0%	(79)	-6.3%	(77)	-5.7%
	Detroit-Ann Arbor	6	1,665	61.54%	1,894	1,140	754	1,963	680	1,283	(69)	-3.5%	460	67.6%	(529)	-41.2%
	Grand Rapids-Lansing	13	4,734	65.48%	5,410	2,739	2,671	5,490	3,134	2,356	(80)	-1.5%	(395)	-12.6%	315	13.4%
	Indianapolis-Fort Wayne	36	12,479	89.53%	17,303	8,000	9,303	17,350	8,172	9,178	(47)	-0.3%	(172)	-2.1%	125	1.4%
	Kansas City	4	953	69.52%	1,215	511	704	1,253	533	720	(38)	-3.0%	(22)	-4.1%	(16)	-2.2%
	Minneapolis-St Paul	5	1,430	82.25%	3,408	1,887	1,521	3,210	1,632	1,578	198	6.2%	255	15.6%	(57)	-3.6%
	Other Markets	9	1,938	53.47%	1,825	753	1,072	1,828	878	950	(3)	-0.2%	(125)	-14.2%	122	12.8%

		123	35,268	78.20%	52,692	24,337	28,355	52,857	25,414	27,443	(165)	-0.3%	(1,077)	-4.2%	912	3.3%
Texas
	Austin-San Marcos	10	2,217	92.38%	3,553	2,107	1,446	3,397	1,887	1,510	156	4.6%	220	11.7%	(64)	-4.2%
	Dallas-Fort Worth	23	6,007	77.02%	7,436	4,294	3,142	7,299	4,697	2,602	137	1.9%	(403)	-8.6%	540	20.8%
	Houston-Galveston	36	9,570	67.23%	10,672	6,495	4,177	10,583	6,712	3,871	89	0.8%	(217)	-3.2%	306	7.9%
	San Antonio	11	2,647	93.65%	4,011	2,104	1,907	3,991	2,248	1,743	20	0.5%	(144)	-6.4%	164	9.4%
	Other Markets	7	1,499	73.91%	1,757	867	890	1,672	916	756	85	5.1%	(49)	-5.3%	134	17.7%

		87	21,940	76.10%	27,429	15,867	11,562	26,942	16,460	10,482	487	1.8%	(593)	-3.6%	1,080	10.3%
West
	Denver-Front Range	22	4,813	83.35%	8,129	3,817	4,312	8,265	4,052	4,213	(136)	-1.6%	(235)	-5.8%	99	2.3%
	Las Vegas	2	734	100.00%	1,323	589	734	1,343	567	776	(20)	-1.5%	22	3.9%	(42)	-5.4%
	Phoenix-Mesa	27	7,361	91.80%	11,276	5,355	5,921	10,909	6,160	4,749	367	3.4%	(805)	-13.1%	1,172	24.7%
	Salt Lake City-Ogden	4	1,511	85.10%	2,166	944	1,222	2,172	920	1,252	(6)	-0.3%	24	2.6%	(30)	-2.4%
	Seattle	4	468	56.63%	588	322	266	591	321	270	(3)	-0.5%	1	0.3%	(4)	-1.5%
	Tucson	3	887	100.00%	1,250	589	661	1,274	657	617	(24)	-1.9%	(68)	-10.4%	44	7.1%
	Other Markets	4	760	50.97%	684	314	370	677	341	336	7	1.0%	(27)	-7.9%	34	10.1%

		66	16,534	86.66%	25,416	11,930	13,486	25,231	13,018	12,213	185	0.7%	(1,088)	-8.4%	1,273	10.4%
California
	Bay Area	5	1,353	48.49%	1,923	776	1,147	1,825	851	974	98	5.4%	(75)	-8.8%	173	17.8%
	Los Angeles-Long Beach-Ventura	12	2,429	86.99%	9,610	3,576	6,034	9,524	2,960	6,564	86	0.9%	616	20.8%	(530)	-8.1%
	Orange County - Riverside	8	1,755	83.49%	5,131	1,635	3,496	5,045	1,658	3,387	86	1.7%	(23)	-1.4%	109	3.2%
	Sacramento	1	180	22.05%	102	58	44	99	54	45	3	3.0%	4	7.4%	(1)	-2.2%
	San Diego	7	2,237	93.67%	6,608	2,011	4,597	6,456	1,977	4,479	152	2.4%	34	1.7%	118	2.6%

		33	7,954	80.08%	23,374	8,056	15,318	22,949	7,500	15,449	425	1.9%	556	7.4%	(131)	-0.8%
	SAME STORE SALES TOTALS	532	148,919	81.35%	263,324	115,918	147,406	260,907	117,559	143,348	2,417	0.9%	(1,641)	-1.4%	4,058	2.8%

Reconciliation to Total Rental and other property revenues and property operating expense per GAAP Income Statement (1)					104,221	62,550	41,671	97,366	57,952	39,414

Total Rental and other property revenues and property operating expense per GAAP Income Statement					367,545	178,468	189,077	358,273	175,511	182,762

(1)	Includes: (i) minority partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; and (iii) elimination and other adjustments made in accordance with GAAP.

Supplemental Schedule 6(c)

Same Store Sales
Twelve Months Ended 2004 versus Twelve Months Ended 2003
(unaudited) (in thousands, except site and unit data)

											Change Twelve Months Ended December 31, 2004
					Twelve Months Ended			Twelve Months Ended			From December 31, 2003
					December 31, 2004			December 31, 2003			Revenue		Expenses		NOI
		Sites	Units	Owner%	REV	EXP	NOI	REV	EXP	NOI	Amt	%	Amt	%	Amt	%
Northeast
	Baltimore	11	2,711	90.50%	26,918	10,629	16,289	26,600	10,285	16,315	318	1.2%	344	3.3%	(26)	-0.2%
	New England	14	5,384	97.29%	65,592	23,447	42,145	67,199	22,247	44,952	(1,607)	-2.4%	1,200	5.4%	(2,807)	-6.2%
	Philadelphia	9	4,802	75.70%	45,674	17,630	28,044	45,189	16,833	28,356	485	1.1%	797	4.7%	(312)	-1.1%
	Washington	27	12,052	86.04%	119,693	44,265	75,428	118,529	40,286	78,243	1,164	1.0%	3,979	9.9%	(2,815)	-3.6%

		61	24,949	88.16%	257,877	95,971	161,906	257,517	89,651	167,866	360	0.1%	6,320	7.0%	(5,960)	-3.6%
Southeast
	Atlanta	20	5,712	84.25%	33,073	18,475	14,598	33,752	17,315	16,437	(679)	-2.0%	1,160	6.7%	(1,839)	-11.2%
	Augusta-Savannah	5	1,004	87.19%	6,320	2,561	3,759	5,967	2,490	3,477	353	5.9%	71	2.9%	282	8.1%
	Charlotte-Gastonia-Rock Hill	6	1,398	89.52%	7,652	4,003	3,649	7,631	3,627	4,004	21	0.3%	376	10.4%	(355)	-8.9%
	Columbia-Charleston	9	2,118	73.59%	11,131	5,314	5,817	11,111	4,648	6,463	20	0.2%	666	14.3%	(646)	-10.0%
	Nashville	8	2,492	73.91%	14,733	5,772	8,961	14,971	5,627	9,344	(238)	-1.6%	145	2.6%	(383)	-4.1%
	Norfolk	12	3,565	75.97%	26,351	8,966	17,385	24,970	8,382	16,588	1,381	5.5%	584	7.0%	797	4.8%
	Raleigh-Durham-Chapel Hill	8	2,430	68.60%	11,420	5,955	5,465	11,779	5,358	6,421	(359)	-3.0%	597	11.1%	(956)	-14.9%
	Richmond-Petersburg	6	1,284	76.44%	8,631	2,909	5,722	8,650	2,886	5,764	(19)	-0.2%	23	0.8%	(42)	-0.7%
	Other Markets	23	4,920	80.09%	24,661	13,118	11,543	25,138	12,191	12,947	(477)	-1.9%	927	7.6%	(1,404)	-10.8%

		97	24,923	78.79%	143,972	67,073	76,899	143,969	62,524	81,445	3	0.0%	4,549	7.3%	(4,546)	-5.6%
Florida
	Jacksonville	4	1,204	86.00%	7,964	3,244	4,720	7,909	3,164	4,745	55	0.7%	80	2.5%	(25)	-0.5%
	Miami-Fort Lauderdale	8	2,397	77.46%	18,945	7,701	11,244	18,206	7,380	10,826	739	4.1%	321	4.3%	418	3.9%
	Orlando-Daytona	23	5,964	89.01%	41,615	18,551	23,064	40,543	18,158	22,385	1,072	2.6%	393	2.2%	679	3.0%
	Tampa-St. Petersburg	21	5,637	71.22%	30,698	14,120	16,578	29,830	13,160	16,670	868	2.9%	960	7.3%	(92)	-0.6%
	West Palm Beach-Boca Raton	5	1,505	100.00%	14,247	6,143	8,104	14,106	5,378	8,728	141	1.0%	765	14.2%	(624)	-7.1%
	Other Markets	1	136	74.73%	823	333	490	857	328	529	(34)	-4.0%	5	1.5%	(39)	-7.4%

		62	16,843	82.65%	114,292	50,092	64,200	111,451	47,568	63,883	2,841	2.5%	2,524	5.3%	317	0.5%
Midwest
	Chicago	22	6,320	82.22%	56,024	25,038	30,986	58,397	25,241	33,156	(2,373)	-4.1%	(203)	-0.8%	(2,170)	-6.5%
	Cincinnati-Dayton	18	3,713	70.55%	19,527	8,944	10,583	19,900	8,644	11,256	(373)	-1.9%	300	3.5%	(673)	-6.0%
	Columbus	9	2,012	77.70%	10,405	4,694	5,711	10,999	4,500	6,499	(594)	-5.4%	194	4.3%	(788)	-12.1%
	Detroit-Ann Arbor	6	1,665	61.54%	8,044	3,672	4,372	8,784	4,104	4,680	(740)	-8.4%	(432)	-10.5%	(308)	-6.6%
	Grand Rapids-Lansing	13	4,734	65.48%	21,411	11,365	10,046	23,069	10,804	12,265	(1,658)	-7.2%	561	5.2%	(2,219)	-18.1%
	Indianapolis-Fort Wayne	36	12,479	88.96%	68,554	32,399	36,155	70,419	33,979	36,440	(1,865)	-2.6%	(1,580)	-4.6%	(285)	-0.8%
	Kansas City	4	953	69.52%	4,834	2,340	2,494	5,061	1,847	3,214	(227)	-4.5%	493	26.7%	(720)	-22.4%
	Minneapolis-St Paul	4	1,098	59.03%	6,806	3,333	3,473	7,224	3,364	3,860	(418)	-5.8%	(31)	-0.9%	(387)	-10.0%
	Other Markets	9	1,938	53.47%	7,202	3,342	3,860	7,226	3,175	4,051	(24)	-0.3%	167	5.3%	(191)	-4.7%

		121	34,912	77.81%	202,807	95,127	107,680	211,079	95,658	115,421	(8,272)	-3.9%	(531)	-0.6%	(7,741)	-6.7%
Texas
	Austin-San Marcos	9	1,873	76.86%	11,304	6,253	5,051	11,955	5,891	6,064	(651)	-5.4%	362	6.1%	(1,013)	-16.7%
	Dallas-Fort Worth	23	6,007	77.02%	28,727	16,913	11,814	30,208	15,631	14,577	(1,481)	-4.9%	1,282	8.2%	(2,763)	-19.0%
	Houston-Galveston	35	9,261	64.75%	39,291	22,943	16,348	40,891	20,264	20,627	(1,600)	-3.9%	2,679	13.2%	(4,279)	-20.7%
	San Antonio	11	2,647	93.65%	15,556	8,033	7,523	15,143	7,495	7,648	413	2.7%	538	7.2%	(125)	-1.6%
	Other Markets	7	1,499	73.91%	6,592	3,311	3,281	6,688	2,928	3,760	(96)	-1.4%	383	13.1%	(479)	-12.7%

		85	21,287	75.70%	101,470	57,453	44,017	104,885	52,209	52,676	(3,415)	-3.3%	5,244	10.0%	(8,659)	-16.4%
West
	Denver - Front Range	21	4,481	76.45%	28,923	13,597	15,326	28,960	10,927	18,033	(37)	-0.1%	2,670	24.4%	(2,707)	-15.0%
	Las Vegas	2	734	100.00%	5,123	2,160	2,963	4,797	2,013	2,784	326	6.8%	147	7.3%	179	6.4%
	Phoenix-Mesa	27	7,361	91.80%	42,296	21,845	20,451	41,637	22,089	19,548	659	1.6%	(244)	-1.1%	903	4.6%
	Salt Lake City-Ogden	4	1,511	85.10%	8,385	3,508	4,877	8,558	3,178	5,380	(173)	-2.0%	330	10.4%	(503)	-9.3%
	Seattle	4	468	56.63%	2,304	1,194	1,110	2,301	1,078	1,223	3	0.1%	116	10.8%	(113)	-9.2%
	Tucson	3	887	100.00%	4,887	2,410	2,477	4,875	2,278	2,597	12	0.2%	132	5.8%	(120)	-4.6%
	Other Markets	4	760	50.97%	2,623	1,283	1,340	2,664	1,244	1,420	(41)	-1.5%	39	3.1%	(80)	-5.6%

		65	16,202	86.39%	94,541	45,997	48,544	93,792	42,807	50,985	749	0.8%	3,190	7.5%	(2,441)	-4.8%
California
	Bay Area	5	1,353	48.49%	7,276	3,074	4,202	7,634	2,681	4,953	(358)	-4.7%	393	14.7%	(751)	-15.2%
	Los Angeles-Long Beach-Ventura	12	2,429	86.99%	37,261	12,246	25,015	36,156	10,895	25,261	1,105	3.1%	1,351	12.4%	(246)	-1.0%
	Orange County - Riverside	8	1,755	83.49%	19,778	6,634	13,144	19,315	5,802	13,513	463	2.4%	832	14.3%	(369)	-2.7%
	Sacramento	1	180	22.05%	400	192	208	417	181	236	(17)	-4.1%	11	6.1%	(28)	-11.9%
	San Diego	7	2,237	93.67%	25,421	7,554	17,867	25,108	7,305	17,803	313	1.2%	249	3.4%	64	0.4%

		33	7,954	80.08%	90,136	29,700	60,436	88,630	26,864	61,766	1,506	1.7%	2,836	10.6%	(1,330)	-2.2%

	SAME STORE SALES TOTALS	524	147,070	81.05%	1,005,095	441,413	563,682	1,011,323	417,281	594,042	(6,228)	-0.6%	24,132	5.8%	(30,360)	-5.1%

Reconciliation to Total Rental and other property revenues and property operating expense per GAAP Income Statement (1)					396,558	227,394	169,164	325,192	167,904	157,288

Total Rental and other property revenues and property operating expense per GAAP Income Statement					1,401,653	668,807	732,846	1,336,515	585,185	751,330

(1)	Includes: (i) minority partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; and (iii) elimination and other adjustments made in accordance with GAAP.

Supplemental Schedule 7

Selected Portfolio Performance Data
(unaudited)

PORTFOLIO SUMMARY
SAME STORE PERFORMANCE

	SAME STORE PORTFOLIO
	CORE	NON-CORE	TOTAL
Rent, average fourth quarter 2004	$797	$577	$730
Occupancy, average fourth quarter 2004	92.6%	89.1%	91.5%
Total # of Properties	337	195	532
Total # of Units	102,522	46,397	148,919
Proportionate Owned Units	82,631	38,518	121,149

4th Quarter 2004 vs. 4th Quarter 2003
Revenue	2.2%	3.3%	2.5%
Expenses	9.6%	9.3%	9.5%
NOI	-2.5%	-2.6%	-2.5%

Sequential, 4th Quarter 2004 vs 3rd Quarter 2004
Revenue	1.0%	0.7%	0.9%
Expenses	-0.5%	-3.6%	-1.4%
NOI	2.1%	5.9%	2.8%

YTD December 2004 vs. YTD December 2003
Revenue	-0.4%	-1.2%	-0.6%
Expenses	5.6%	6.1%	5.8%
NOI	-4.3%	-8.2%	-5.1%

CONVENTIONAL PORTFOLIO: SUMMARY BY MARKET
SELECTED MARKETS

	Quarter Ended December 31, 2004			Quarter Ended December 31, 2003
	TOTAL CONVENTIONAL PORTFOLIO			TOTAL CONVENTIONAL PORTFOLIO
	CORE	NON-CORE	TOTAL	CORE	NON-CORE	TOTAL
% of Conventional NOI
Top 10 Markets
1 Washington, D.C.	10.5%	1.1%	11.6%	11.2%	1.0%	12.2%
2 Los Angeles-Long Beach-Ventura	6.4%	0.0%	6.4%	4.6%	0.0%	4.6%
3 Indianapolis	3.9%	2.5%	6.4%	3.8%	2.0%	5.8%
4 Philadelphia	5.8%	0.0%	5.8%	5.9%	0.0%	5.9%
5 Chicago	4.9%	0.2%	5.1%	4.5%	0.3%	4.8%
6 Miami-Fort Lauderdale	4.5%	0.0%	4.5%	1.9%	0.0%	1.9%
7 New England	4.2%	0.0%	4.2%	6.4%	0.0%	6.4%
8 Phoenix-Mesa	1.8%	1.6%	3.4%	1.6%	1.3%	2.9%
9 Orlando-Daytona	2.6%	0.7%	3.3%	2.7%	0.6%	3.3%
10 Tampa-St. Petersburg	2.3%	0.5%	2.8%	2.7%	0.5%	3.2%
All Other Markets	31.1%	15.4%	46.5%	33.7%	15.3%	49.0%
Total Conventional NOI	78.0%	22.0%	100.0%	79.0%	21.0%	100.0%
Rent, average fourth quarter	$818	$568	$741	$809	$559	$725
Occupancy, average fourth quarter	91.4%	89.1%	90.7%	91.9%	89.6%	91.1%
Total # of Properties	377	214	591	374	258	632
Total # of Units	114,156	50,651	164,807	116,597	61,800	178,397
Proportionate Owned Units	91,228	41,737	132,965	90,781	47,813	138,594

Supplemental Schedule 8

Property Sales and Acquisition Activity
(unaudited)

FOURTH QUARTER 2004 PROPERTY SALES ACTIVITY

	Number	Number	Gross		Property	Net Sales	Aimco Net	Average
	of	of	Proceeds	FCF(1)	Debt	Proceeds(2)	Proceeds	Rent
	Properties	Units	($mm)	Yield	($mm)	($mm)	($mm)	($/unit)
Conventional Core	4	1,272	$279	4.3%	$113	$153	$99	$1,398
Conventional Non-Core	14	3,376	131	6.8%	64	61	43	549
Affordable	21	2,484	89	8.1%	53	25	18	707

Total Dispositions	39	7,132	$499	5.6%	$230	$239	$160	$756

YEAR TO DATE 2004 PROPERTY SALES ACTIVITY

		Number	Number	Gross		Property	Net Sales	Aimco Net	Average
		of	of	Proceeds	FCF (1)	Debt	Proceeds(2)	Proceeds	Rent
		Properties	Units	($mm)	Yield	($mm)	($mm)	($mm)	($/unit)
Conventional Core	(3)	7	3,551	$751	4.2%	$302	$421	$338	$1,289
Conventional Non-Core	(4)	40	9,966	358	6.5%	162	177	147	532
Affordable	(5)	60	7,347	248	7.1%	144	82	45	627

Total Dispositions		107	20,864	$1,357	5.3%	$608	$680	$530	$694

(1)	FCF Yield is calculated as the Free Cash Flow earned by the properties during the 12 months prior to their sale divided by the sales price

(2)	Net Sales Proceeds are after repayment of existing debt and payment of transaction costs

(3)	Includes sale of land parcel suitable for development associated with the Bay Club property in Aventura, Florida.

(4)	Sales activity provided in the table above does not include sales of certain general partner interests that generated net proceeds to Aimco of $3.2 million to date in 2004

(5)	Sales activity provided in the table above does not include sales of certain NAPICO properties that generated net proceeds to Aimco of $5.1 million to date in 2004

YEAR TO DATE 2004 PROPERTY ACQUISITION ACTIVITY

			Number	Number	Gross	Property	Average
		Ownership	of	of	Purchase	Debt	Rent
		Percent	Properties	Units	Price ($mm)	($mm)	($/unit)
Conventional	(1)	100%	11	1,880	$361	$229	$1,755
University communities	(2)	33%	2	505	43	27	944

Total Acquisitions			13	2,385	$404	$256	$1,583

(1)	Properties acquired are located in Los Angeles, Ca., the New York City area, Florida, Massachusetts and the Chicago area.

(2)	Properties acquired are located near the University of Notre Dame in Indiana and Duke University in North Carolina.

Supplemental Schedule 9

Capital Expenditures
For the Twelve Months Ended December 31, 2004
(in thousands, except per unit)
(unaudited)

Effective January 1, 2004, all capital spending is classified as either Capital Replacements (“CR”), Capital Improvements (“CI”) or Redevelopment. These categories replace Aimco’s prior capital spending categories — capital replacements, capital enhancements, redevelopment, initial capital expenditures, and disposition capital expenditures. Aimco believes CR, CI and Redevelopment will be simpler to apply, allow more discrete differentiation between categories, facilitate sound economic decisions, and assist investors and analysts in better understanding its capital spending.

Non-redevelopment capitalizable expenditures are apportioned between CR and CI based on the useful life of the capital item under consideration and the period Aimco has owned the property (i.e., the portion that was consumed during Aimco’s ownership of the item represents CR; the portion of the item that was consumed prior to Aimco’s ownership represents CI). See the Glossary for further descriptions.

The table below details Aimco’s share of actual spending, on both consolidated and unconsolidated real estate partnerships, for Capital Replacements, Capital Improvements and Redevelopment for the twelve months ended December 31, 2004 (per unit is based on approximately 160,000 units):

Capital Replacements Detail:	Actual Amount	Per Unit
Building Interiors	$14,839	$93
Includes: Hot water heaters, kitchen/bath
Building Exteriors	12,011	75
Includes: Roofs, exterior painting, electrical, plumbing
Landscaping and Grounds	7,928	50
Includes: Parking lot improvements, pool improvements
Turnover Related	29,311	183
Includes: Carpet, vinyl, tile, appliance and fixture replacements
Capitalized payroll and other indirect costs	13,152	82

Total Aimco’s share of Capital Replacements	$77,241	$483

Capital Replacements:
Conventional	67,491
Affordable	9,750

Total Aimco’s share of Capital Replacements	$77,241

Capital Improvements:
Conventional	62,339
Affordable	20,030

Total Aimco’s share of Capital Improvements	$82,369

Redevelopment (see Schedule 10 for further project details):
Conventional	75,259
Affordable	13,550

Total Aimco’s share of Redevelopment	$88,809

Total Aimco’s share of Capital Expenditures	$248,419

Plus minority partners’ share of consolidated spending	68,027
Less Aimco’s share of unconsolidated spending	(14,509)

Total Spending per Consolidated Statement of Cash Flows	$301,937

Supplemental Schedule 10

Summary of 2004 Redevelopment Activity
As of December 31, 2004
(in millions, except unit data)
(values are not adjusted for Aimco’s ownership unless indicated)
(unaudited)

				Cost in Millions					Redevelopment Timeline				Number of Units
				Total	Inception	Year to	Year to
				Expected	to Date	Date	Date
		Ownership	Number of	Spend at	Spend at	Spend at	Spend at	Expected		Construction	Construction				Out of
Property	City, State	%	Units	100%	100%	100%	AIV%	FCF Yield	Acquisition	Start	Complete	Stabilization	Completed	Leased (1)	Service (2)
Redevelopment — Major Project Detail
Flamingo South Beach	Miami Beach, FL	77.0%	1,688	$283.4	$280.7	$10.9	$8.5	5%	Q3 1997	Q3 1997	Q1 2004	Q2 2005	1,682	1,344	6
Belmont Place	Marietta, GA	62.7%	326	32.2	20.9	18.7	11.2	9%	Q2 1998	Q4 2003	Q2 2005	Q2 2006	-	80	326

		Subtotal	2,014	$315.6	$301.6	$29.6	$19.7						1,682	1,424	332
Redevelopment — Other Projects
Conventional	20 properties		9,988	$186.9	$104.2	$29.1	$25.8
Affordable	12 properties		2,504	114.7	60.7	42.1	11.7
Other Redevelopment						36.1	31.6

		Subtotal	12,492	$301.6	$164.9	$107.3	$69.1

		Total	14,506	$617.2	$466.5	$136.9	$88.8

(1)	Leased units include pre-leased (80 units at Belmont Place are pre-leased and not occupied).

(2)	Out of service units include those units that have not been turned over to property operations by the redevelopment group.

Supplemental Schedule 11

Apartment Unit Summary
As of December 31, 2004
(unaudited)

			Aimco's	Aimco's
	Total	Total	Effective	Average
	# Properties	# Units	# Units	Ownership %
Conventional Real Estate Portfolio:
Wholly-owned Consolidated Core Properties	204	60,083	60,083	100%
Partially-owned Consolidated Core Properties	144	47,428	28,812	61%
Partially-owned Unconsolidated Core Properties	29	6,645	2,333	35%

Sub-total Core Properties	377	114,156	91,228	79%

Wholly-owned Consolidated Non-Core Properties	128	31,427	31,427	100%
Partially-owned Consolidated Non-Core Properties	56	13,066	8,130	62%
Partially-owned Unconsolidated Non-Core Properties	30	6,158	2,180	35%

Sub-total Non-Core Properties	214	50,651	41,737	82%

Total	591	164,807	132,965	81%

Aimco Capital Real Estate Portfolio:
Wholly-owned Consolidated Properties	77	9,995	9,995	100%
Partially-owned Consolidated Properties	67	7,933	4,059	51%
Partially-owned Unconsolidated Properties	271	31,925	5,722	18%

Total	415	49,853	19,776	40%

Total Owned Real Estate Portfolio:
Wholly-owned Consolidated Properties	409	101,505	101,505	100%
Partially-owned Consolidated Properties	267	68,427	41,001	60%
Partially-owned Unconsolidated Properties	330	44,728	10,235	23%

Total	1,006	214,660	152,741	71%

Management Contracts:
Property Managed for Third Parties	72	7,841
Asset-Managed for Third Parties	33	5,042
Asset-Managed (indirect ownership)	388	36,191

Total	493	49,074

Total Portfolio	1,499	263,734